Exhibit 10.27

AGREEMENT

This Agreement (this "Agreement"), dated as of December 31, 2010, is entered into by and among Seven Arts Entertainment Inc., a Nevada corporation (together with its successors, "Company"), Seven Arts Pictures PLC, a private limited company organized under the laws of the United Kingdom (together with its successors, "SAP"), and BRG Investments, LLC, a Delaware limited liability company (together with its successors, "Fletcher").

The parties hereto agree as follows:

1. Purchase and Sale. In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

(a) Initial Purchase. Upon satisfaction or, if applicable, waiver of the relevant conditions set forth in Sections 14 and 15 hereof, Fletcher agrees to purchase from Company, and Company agrees to sell to Fletcher on the Initial Closing Date (as defined below), in accordance with Section 2 below, seventeen thousand five hundred (17,500) shares (the "Initial Preferred Shares") of Company's Series A Cumulative Convertible Preferred Stock (the "Preferred Stock"), having the terms and conditions set forth in the Certificate of Designations, Rights and Preferences attached hereto as Annex A (the "Certificate of Rights and Preferences"), at a price of one hundred dollars ($100.00) per share for an aggregate purchase price of one million seven hundred fifty thousand dollars ($1,750,000), which shall be payable in membership interests of Lower Nine Films LLC ("Venture") held by Fletcher that are designated as "Units" in the Venture Operating Agreement (the "Venture Units"). The Venture Units shall be valued as specified in Section 1(e) hereof. Fletcher shall have the rights with respect to the Initial Preferred Shares specified in this Agreement and in the Certificate of Rights and Preferences. Company shall have the rights with respect to the Venture Units specified in the Venture Operating Agreement.
(b) Initial Closing. The closing of the sale of the Initial Preferred Shares (the "Initial Closing") shall occur on the third (3rd) Business Day after and excluding the date of the satisfaction or, if applicable, waiver of the relevant conditions set forth in Sections 14 and 15 hereof, or on such other date as Fletcher and Company shall mutually agree (such date, the "Initial Closing Date"). If any of the conditions set forth in Section 14 hereof are not satisfied or waived on or prior to 9:30 a.m. New York City time on the Outside Date or the Initial Closing Date or if Company fails to perform its obligations on the Initial Closing Date (including delivery of all Initial Preferred Shares on such date) for any reason other than Fletcher's failure to satisfy the relevant conditions required by Section 15 hereof, then in addition to all remedies available to Fletcher at law or in equity, Fletcher may, at its sole discretion and at any time, elect to consummate the investment or not, in its sole discretion, on a later date specified in writing by Fletcher to Company.

(c) Subsequent Investments. Subject to Section 1(d) hereof, Company grants Fletcher independent rights (the ""Fletcher Rights") to require Company to sell to it, at any time and from time to time after the date that is six (6) months after the date hereof, regardless of whether any other Closing has occurred, in whole or in part, (A) up to an aggregate of two hundred eighty two thousand five hundred (282,500) shares of Company's Series A Cumulative Convertible Preferred Stock having the same terms, conditions, rights, preferences and privileges as the Initial Preferred Stock (such shares shall collectively be referred to as the ""Additional Preferred Shares" and together with the Initial Preferred Shares, the ""Preferred Shares"), at a price of one hundred dollars ($100.00) per share, for up to an aggregate purchase price of twenty eight million two hundred fifty thousand dollars ($28,250,000), payable, at the election of Fletcher, in cash or Venture Units or a combination thereof, for an aggregate of up to three million two hundred fifty thousand dollars ($3,250,000) of cash and twenty five million ($25,000,000) of Venture Units (any purchase of shares of Preferred Shares described above referred to as a ""Subsequent Investment"). The Venture Units shall be valued as specified in Section 1(e) hereof. Fletcher shall have the rights with respect to the Additional Preferred Shares specified in this Agreement and in the Certificate of Rights and Preferences. Company shall have the rights with respect to the Venture Units specified in the Venture Operating Agreement. To exercise any Fletcher Rights, Fletcher shall deliver one or more written notices substantially in the form attached hereto as Annex B (a ""Fletcher Notice") to Company from time to time commencing on the date that is six (6) months after the date hereof. Upon satisfaction or, if applicable, waiver of the relevant conditions set forth in Sections 14 and 15 hereof, the closing of each exercise of Fletcher Rights (each, a ""Subsequent Closing") shall take place on the date that is three (3) Business Days following and excluding the date of delivery of the Fletcher Notice or on such other date as Fletcher and Company shall mutually agree (such date and time being referred to herein as the ""Subsequent Closing Date," and together with the Initial Closing Date, each a ""Closing Date"). If any of the conditions set forth in Section 14 hereof are not satisfied or waived on or prior to 9:30 a.m. New York City time on the Subsequent Closing Date or if Company fails to perform its obligations on the Subsequent Closing Date (including delivery of all applicable Preferred Shares on such date) for any reason other than Fletcher's failure to satisfy the relevant conditions required by Section 15 hereof, then in addition to all remedies available to Fletcher at law or in equity, Fletcher may, in its sole discretion and at any time, withdraw the Fletcher Notice by written notice to Company regardless of whether such conditions have been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Fletcher Notice and may submit a Fletcher Notice on any future date with respect to its Fletcher Rights.

(d) Cash Pay Alternative for Subsequent Investments. In connection with a Subsequent Investment, if Fletcher elects to pay the purchase price for Additional Preferred Shares with Venture Units, Company shall have the right, in lieu of issuing Fletcher such Additional Preferred Shares, to pay Fletcher an amount equal to one hundred dollars ($100.00) for each Additional Preferred Share that was to be issued at the applicable Subsequent Closing. To exercise such right, Company shall deliver a written notice substantially in the form attached hereto as Annex C to Fletcher no later than the date that is two (2) Business Days following and excluding the date of delivery of the Fletcher Notice with respect to such Subsequent Investment. For the avoidance of doubt, this Section 1(d) shall not apply to the Initial Closing.

(e) Value of Venture Units. At each Closing Date, the Venture Units shall be valued in good faith by Fletcher in its sole discretion. Fletcher has determined, and Company agrees, that the value of the Venture Units at the Initial Closing Date is one hundred dollars ($100) per each Venture Unit.

(f)  Certain Defined Terms. As used herein, the following terms shall be defined as follows:

(i)  "Acquiring Person" has the meaning set forth in the Certificate of Rights and Preferences;

(ii) "Agreement Date Price" means $0.98.

(iii) "Business Day" means any day on which the Common Stock may be traded on the Principal Listing Exchange or, if not admitted for trading on any Market, on any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed;

(iv)  "Change of Control" has the meaning set forth in the Certificate of Rights and Preferences, but shall exclude the Domestication Transaction;

(v)  "Common Shares" means the shares of Common Stock issued or issuable upon conversion or redemption of or as dividends with respect to the shares of Series A Preferred Stock issued or issuable hereunder, and all other Common Stock issued or issuable under the Certificate of Rights and Preferences or this Agreement;

(vi) "Common Stock" has the meaning set forth in the Certificate of Rights and Preferences;

(vii)  "Conversion Price" has the meaning set forth in the Certificate of Rights and Preferences;

(viii)  "Daily Market Price" has the meaning set forth in the Certificate of Rights and Preferences;

(ix)  "Dividend Payment Date" has the meaning set forth in the Certificate of Rights and Preferences;

(x)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(xi) "Excess Dividend Amount" means the aggregate for all Dividend Payment Dates of (A) the number of shares of Common Stock, if any, issued as a dividend on such Dividend Payment Date multiplied by (B) the difference (expressed as a dollar amount) between the Agreement Date Price and the Daily Market Price calculated as of such Dividend Payment Date.

(xii)  ""FINRA" means Financial Industry Regulatory  Authority, Inc.

(xiii)  ""Floor Price" means the Agreement Date Price; provided, that Fletcher may elect to reduce the Floor Price at any time by an amount not to exceed the amount that would cause the Floor Price Surplus to be reduced below zero ($0).

(xiv)  ""Floor Price Surplus" means (A) the Initial Closing Surplus plus (B) the Subsequent Closing Surplus minus (C) the Excess Dividend Amount.

(xv)  "Initial Closing Surplus" means $291,666,67.

(xvi)  ""Investment Securities" means the shares of Series A Preferred Stock issued hereunder, the Fletcher Rights and all Common Shares;

(xvii)  ""Market" means, with respect to a security, any National Securities Exchange or any other public securities exchange, market, quotation system or over-the-counter system on which such security is then traded or quoted;

(xviii)  ""Majority of the Series A Preferred Stock" has the meaning set forth in the Certificate of Rights and Preferences.

(xix)  ""Nasdaq CM" means the Nasdaq Capital Market;

(xx)  ""National Securities Exchange" means the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq CM, the New York Stock Exchange or NYSE Amex;

(xxi)  ""Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind;

(xxii)   ""Pre-Acquisition Price" has the meaning set forth in the Certificate of Rights and Preferences;

(xxiii)   ""Prevailing Market Price" has the meaning set forth in the Certificate of Rights and Preferences;

(xxiv)   ""Principal Listing Exchange" means the Nasdaq CM, but if the Nasdaq CM is not then the principal U.S. trading market for the Common Stock, then the principal U.S. national securities exchange (as defined in the Exchange Act) on which the Common Stock is then traded or quoted, which shall be a National Securities Exchange;

(xxv)   "Redemption Price" has the meaning set forth in the Certificate of Rights and Preferences; and

(xxvi)   "Subsequent Closing Surplus" means the aggregate for all Subsequent Closings, if any, of (A) the number of Common Shares issuable upon conversion of the Series A Preferred Stock issued at such Subsequent Closing multiplied by (B) the difference (expressed as a dollar amount) between the Conversion Price of the Series A Preferred Stock as of such Subsequent Closing and the Agreement Date Price.

(xxvii)   "Venture Operating Agreement" means the Limited Liability Company Agreement of Venture, dated as of the Initial Closing Date, as it may be amended from time to time in accordance therewith.

2.  Initial Closing Deliveries. The Initial Closing shall take place initially via facsimile on the Initial Closing Date in the manner set forth below; provided, that, original certificates representing shares of Series A Preferred Stock shall be delivered via Federal Express at Company's expense, to the address instructed by Fletcher in writing, and a copy of the airbill evidencing that such documents have been sent shall be provided to Fletcher on the Initial Closing Date. At the Initial Closing, the following deliveries shall be made:

(a) Series A Preferred Shares. Company shall issue and deliver to Fletcher a stock certificate representing seventeen thousand five hundred (17,500) shares of Series A Preferred Stock, duly executed by Company in definitive form, and shall register such shares in the shareholder register of Company in the name of Fletcher or as instructed by Fletcher in writing; provided, that Company shall have provided to Fletcher via e-mail or facsimile, prior to the Initial Closing, a copy of such stock certificate in form and substance satisfactory to Fletcher.

(b) Venture Units as Purchase Price. Each of Fletcher and Company shall execute and deliver the Venture Operating Agreement in the form attached hereto as Annex D, which, among other things, evidences the transfer from Fletcher to Company of seventeen thousand five hundred (17,500) Venture Units, which shall be full payment of the aggregate purchase price of one million seven hundred fifty thousand dollars ($1,750,000).

(c) Closing Documents. The closing documents required by Sections 14 and 15 shall be delivered to Fletcher and Company, respectively.

(d) Delivery Notice. Company shall deliver to Fletcher an executed copy of the delivery notice in the form attached hereto as Annex E.

The deliveries specified in this Section 2 shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

3.  Subsequent Closing Deliveries. Each Subsequent Closing shall take place initially via facsimile on the applicable Subsequent Closing Date in the manner set forth below; provided, that, original certificates representing Additional Preferred Shares shall be delivered via Federal Express, at Company's expense, to the address instructed by Fletcher in writing, and a copy of the airbill evidencing that such documents have been sent shall be provided to Fletcher on the applicable Subsequent Closing Date. At each Subsequent Closing, the following deliveries shall be made:

(a) Additional Preferred Shares. Company shall issue and deliver to Fletcher stock certificate(s) representing the Additional Preferred Shares, duly executed by Company in definitive form, and shall register such shares in the shareholder register of Company in the name of Fletcher or as instructed by Fletcher in writing; provided, that Company shall have provided to Fletcher via e-mail or facsimile, prior to such Subsequent Closing, a copy of such stock certificate(s) in form and substance satisfactory to Fletcher.

(b) Purchase Price. For each Subsequent Closing, Fletcher shall cause to be delivered the purchase price of one hundred dollars ($100) per Additional Preferred Share (in the aggregate, the ""Additional Issuance Price"). Fletcher shall, as specified in the applicable Fletcher Notice, pay the Additional Issuance Price in either cash or Venture Units in accordance with Section 1(c). In the event that Fletcher elects to pay any portion of the Additional Issuance Price in cash, Fletcher shall cause to be wire transferred to Company that portion of the Additional Issuance Price in immediately available United States funds, in accordance with the instructions set forth in Section 19. If Fletcher elects to pay any portion of the Additional Issuance Price in Venture Units, then Fletcher shall deliver an amendment to the Venture Operating Agreement evidencing the issuance or transfer of the requisite quantity of Venture Units to Company on the Subsequent Closing Date or, if they have not already done so, Fletcher and Company shall execute and deliver the Venture Operating Agreement in the form attached hereto as Annex D but with such changes as are necessary to reflect the issuance or transfer of such Venture Units. In the event that Company elects to pay cash in lieu of issuing the Additional Preferred Shares pursuant to Section 1(d), Company shall cause to be wire transferred to Fletcher an amount equal to one hundred dollars ($100) per Additional Preferred Share that was otherwise to be issued at the Subsequent Closing.

(c) Closing Documents. The closing documents required by Sections 14 and 15 shall be delivered to Fletcher and Company, respectively.

(d) Delivery Notice. Company shall deliver to Fletcher an executed copy of the delivery notice in the form attached hereto as Annex E.

The deliveries specified in this Section 3 shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

4. Representations and Warranties of Company. Company and SAP, jointly and severally, hereby represent and warrant to Fletcher as of the date hereof and on each Closing Date, as follows:

(a) Incorporation. Company has been duly incorporated and is validly existing in good standing under the laws of Nevada or, after the Initial Closing Date, if another entity has succeeded Company in accordance with the terms hereof, under the laws of one of the states of the United States or the District of Columbia. SAP has been duly organized and is validly existing in good standing under the laws of the United Kingdom.

(b) Authorization. The execution, delivery and performance of this Agreement and the Certificate of Rights and Preferences (including the authorization, sale, issuance and delivery of the Investment Securities) have been duly authorized by all requisite corporate action and no further consent or authorization of Company, SAP, their respective Boards of Directors or their respective shareholders is required, except as otherwise contemplated by this Agreement.

(c) Execution and Delivery. This Agreement has been duly executed and delivered by Company and SAP and, when this Agreement is duly authorized, executed and delivered by Fletcher, will be a valid and binding agreement enforceable against Company and SAP in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The issuance of the Investment Securities is not and will not be subject to any preemptive right or rights of first refusal that have not been properly waived or complied with.

(d) Corporate Power; Qualification. Each of Company and SAP has full corporate power and authority necessary to (i) own and operate its properties and assets, execute and deliver this Agreement, (ii) perform its obligations hereunder and under the Certificate of Rights and Preferences (including, but not limited to, the issuance of the Investment Securities) and (iii) carry on its business as presently conducted and as presently proposed to be conducted. Company, SAP and their respective subsidiaries are duly qualified and are authorized to do business and are in good standing as foreign corporations in all jurisdictions in which the nature of their activities and of their properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. For purposes of this Agreement, ""Material Adverse Effect" means any material adverse effect with respect to (A) the business, properties, assets, operations, results of operations, revenues, prospects or condition, financial or otherwise, of Company and its subsidiaries taken as a whole or, as applicable, SAP and its subsidiaries taken as a whole, (B) the legality, validity or enforceability of the Agreement, the Registration Statement or a Prospectus, or (C) Company's or SAP's ability to perform fully on a timely basis its obligations under the Agreement or the Certificate of Rights and Preferences.

(e)  No Consents. No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by Company or SAP of this Agreement or the performance by Company or SAP of any of their obligations hereunder and under the Certificate of Rights and Preferences other than the approval by the SEC of the Registration Statements to be filed pursuant to Section 5(a) hereof.

(f)   No Conflict.

(i)  Neither the execution and delivery by Company or SAP of this Agreement nor the performance by Company or SAP of any of their obligations hereunder and under the Certificate of Rights and Preferences:

(1)  violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or creates any rights in respect of any Person under (A) the articles of incorporation or by-laws or comparable organizational documents of Company, SAP or any of their subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body, or arbitrator having jurisdiction over Company, SAP or any of their subsidiaries or any of their respective properties or assets, (C) the terms of any bond, debenture, indenture, credit agreement, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, lease, mortgage, deed of trust or other instrument to which Company, SAP or any of their subsidiaries is a party, by which Company, SAP or any of their subsidiaries is bound, or to which any of the properties or assets of Company, SAP or any of their subsidiaries is subject, (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which Company or SAP is a party, or (E) any rule or regulation of the Principal Listing Exchange applicable to Company or SAP or the transactions contemplated hereby or of FINRA; or

(2)       results in the creation or imposition of any lien, charge or encumbrance upon any Investment Securities or upon any of the properties or assets of Company , SAP or any of their subsidiaries.

(ii)  There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the charter documents of Company or SAP or the laws of their jurisdictions of formation that is or would become applicable to Fletcher as a result of Fletcher, Company and SAP fulfilling their obligations or exercising their rights under this Agreement or the Certificate of Rights and Preferences.

(g) Valid Issuance. When issued to Fletcher against payment therefor, each Investment Security:

(i)  will have been duly and validly authorized, duly and validly issued, fully paid and non-assessable;

(ii)  will be free and clear of any security interests, liens, claims or other encumbrances; and

(iii)  will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of Company or SAP.

(h) Registration and Listing. As of the date hereof, SAP satisfies all continued listing criteria of the Principal Listing Exchange and as of each Closing Date, Company satisfies all continued listing criteria of the Principal Listing Exchange. No present set of facts or circumstances will (with the passage of time or the giving of notice or both or neither) cause any of the Common Stock to be delisted from the Principal Listing Exchange. All of the Common Shares will, when issued, be duly listed and admitted for trading on all of the Markets where shares of Common Stock are traded, including the Principal Listing Exchange. The book value of one common share of SAP as of the date of this Agreement equals or exceeds the Floor Price. The book value of one share of Common Stock as of each Closing Date equals or exceeds the Floor Price.

(i)  Proceedings. There is no pending or, to the best knowledge of Company or SAP, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Company, SAP or any of their affiliates that would affect the execution by Company or SAP of, or the performance by either Company or SAP of its obligations under, this Agreement or the Certificate of Rights and Preferences.

(j)  Public Filings. Since January 1, 2008, none of Company's or SAP's filings with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") or under Section 13 or 15(d) of the Exchange Act (each an "SEC Filing"), including the financial statements and schedules of Company or SAP, as applicable, and results of operations and cash flow contained therein, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading. Except as has been disclosed to Fletcher in writing, (i) since January 1, 2008, there has not been any pending or, to the best knowledge of Company or SAP, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Company, SAP or any of their subsidiaries or affiliates except as disclosed in Company's and SAP's SEC Filings on or before the date immediately prior to and excluding the date hereof, (ii) since the date of Company's or SAP's most recent SEC Filing, there has not been, and Company and SAP are not aware of, any development or condition that is reasonably likely to result in, a Material Adverse Effect, and (iii) Company's and SAP's SEC Filings made before and excluding the Closing Date fully disclose all material information concerning Company, SAP and their subsidiaries (other than the existence and terms of this Agreement).

(k)  Exempt Offering. The offer and sale of the Investment Securities to Fletcher pursuant to this Agreement will, subject to the accuracy of Fletcher's representations and warranties contained in Section 7 hereof and compliance by Fletcher with the applicable covenants and agreements contained in Section 10 hereof, be made in accordance with an exemption from the registration requirements of the Securities Act and any applicable state law. Neither Company, SAP nor any agent on their behalf has solicited or will solicit any offers to buy or has offered to sell or will offer to sell all or any part of the Investment Securities or any other securities to any Person or Persons so as to bring the sale or issuance of the Investment Securities by Company within the registration provisions of the Securities Act, except that Company will register the Covered Securities.

(l)   Capitalization. Immediately following the consummation of the Domestication Transaction and the filing of the Certificate of Rights and Preferences and prior to the Initial Closing Date, the authorized capital stock of Company will consist of fifty million (50,000,000) shares of capital stock, $0.01 par value per share, of which (A) twenty-five million (25,000,000) shares will be designated Common Stock, of which seven million eight hundred twenty-seven thousand three hundred (7,827,300) shares will be issued and outstanding, (B) three hundred thousand (300,000) shares will be designated Series A Preferred Stock, of which no shares will be will be issued and outstanding and all shares will be reserved and subject to issuance upon the Initial Closing Date and any Subsequent Closing Dates and (C) twenty-four million seven hundred thousand (24,700,000) shares will be undesignated preferred stock, of which no shares will be issued and outstanding. All of the outstanding shares of Common Stock are, and all shares of capital stock which may be issued pursuant to stock options, warrants, preferred stock or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable, free of any preemptive rights in respect thereof and issued in compliance with all applicable state and federal laws concerning issuance of securities. Except as set forth above or as disclosed in writing in Schedule 4(l) attached hereto, and except for shares of Common Stock or other securities issued upon conversion, exchange, exercise or purchase associated with the securities, options, warrants, rights and other instruments referenced above, no shares of capital stock or other voting securities of Company are outstanding, no equity equivalents, interests in the ownership or earnings of Company or other similar rights are outstanding, and there were no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of Company or any of its subsidiaries or obligating Company or any of its subsidiaries to issue, transfer, sell or redeem any shares of capital stock, or other equity interest in, Company or any of its subsidiaries or obligating Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment.

(m) Insolvency. For each of Company and SAP, the sum of its assets, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent liabilities. Each of Company and SAP has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted. Neither Company nor SAP has incurred debt, and does not intend to incur debt, beyond its ability to pay such debt as it matures. For purposes of this paragraph, "debt" means any liability on a claim, and "claim" means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities are computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

(n) Consideration. As of the Initial Closing Date, the consideration that Company is receiving from Fletcher is equivalent in value to the consideration Fletcher is receiving from Company pursuant to this Agreement. As of the Initial Closing Date, under the terms of this Agreement, Company is receiving fair consideration from Fletcher for the agreements, covenants, representations and warranties made by Company to Fletcher.

(o) Backdating of Options. The exercise price of each option granted by Company has been no less than the fair market value of a share of Common Stock as determined on the date of grant of such Company option. All grants of such options were validly issued and properly approved by the Board of Directors of Company (or a duly authorized committee or subcommittee thereof) in material compliance with all applicable legal requirements and recorded on Company's financial statements in accordance with U.S. generally accepted accounting principles, and no such grants involved any "back dating," "forward dating" or similar practices with respect to the effective date of grant.

(p) Placement Agent's Fees. Company and SAP shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions, in each case payable to third parties retained by Company or SAP, relating to or arising out of the offering of the Investment Securities pursuant to this Agreement. Company and SAP, jointly and severally, shall pay, and hold Fletcher harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the offering of the Investment Securities pursuant to this Agreement.

(q) No Integrated Offering. Neither Company, SAP nor any Person acting on their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Investment Securities to be integrated with prior offerings by Company or SAP for purposes of the Securities Act or the rules and regulations of FINRA or the Principal Listing Exchange.

(r)  Regulatory Permits. Company and SAP possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their business. Neither Company nor SAP is in material violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to it.

(s) Foreign Corrupt Practices. Neither Company, SAP or any of their subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of Company, SAP or any of their subsidiaries has, in the course of its actions for, or on behalf of, Company, SAP or any of their subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(t)  Sarbanes-Oxley Act. Company and SAP are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(u) Transactions With Affiliates. Except as disclosed in Company's and SAP's SEC Filings, and other than the grant of stock options and restricted and non-restricted stock grants disclosed that are required to be publicly disclosed, none of the officers, directors or employees of Company or SAP is presently a party to any transaction with Company required to be disclosed pursuant to Regulation S-K Item 404, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of Company or SAP, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner, which such transaction would be required to be disclosed.

(v)  Title to and Sufficiency of Assets. Each of Company and SAP owns and has good title, or have a valid leasehold interest in or license to, each of the material assets that are necessary to carry on its business as presently conducted and as presently proposed to be conducted, free and clear of all liens (other than liens described in its SEC Filings).

(w) Insurance. Each of Company and SAP is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged.

(x)  Employee Relations. Neither Company nor SAP is a party to any collective bargaining agreement. Company and SAP are in material compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours.

(y)  Intellectual Property Rights. Except as disclosed in Company's and SAP's SEC Filings:

(i)  Each of Company and SAP owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, trade secrets and other intellectual property rights ("Intellectual Property Rights") currently used in its business as now conducted or necessary to conduct its business as now conducted or as proposed to be conducted in the future and all such Intellectual Property Rights are, to the knowledge of Company and SAP, valid, subsisting and enforceable.

(ii)  The operation of the business as currently conducted by Company and SAP does not infringe, violate or misappropriate the Intellectual Property Rights of any third party, or constitute an unfair competition or an unfair trade practice under any applicable law, except in each event, where individually or in the aggregate, such infringement, violations, misappropriations or unfair competition or trade practice could not reasonably be expected to result in a Material Adverse Effect on the finances or operations of Company or SAP, and neither Company nor SAP has received any written notice from any third party claiming any of the foregoing.

(iii)   There is no claim, action or proceeding pending or threatened in writing against Company or SAP regarding its Intellectual Property Rights or which would otherwise restrict or materially delay the development, testing, approval, use, distribution or sale of its products (including those under development).

(iv)  Each of Company and SAP has used commercially reasonable efforts to defend and enforce its Intellectual Property Rights and to its knowledge, no third party is currently infringing, violating or misappropriating any of its Intellectual Property Rights.

(v)  Each of Company and SAP has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, including third party confidential information and trade secrets provided to it under a duty of confidentiality or non-disclosure. To Company's and SAP's knowledge, none of Company's or SAP's confidential information or trade secrets have been used, disclosed or publicized in any unauthorized manner.

(z)  Investment Company. Each of Company and SAP is not, and is not an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(aa)  Tax Status. Except as would not have a Material Adverse Effect, each of Company and SAP (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

(bb)  Internal Accounting and Disclosure Controls. Each of Company and SAP maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Each of Company and SAP maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 promulgated under the Exchange Act) that are effective in ensuring that information required to be disclosed by it in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by it in the reports that it files or submits under the Exchange Act is accumulated and communicated to its management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(cc)  Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between Company or SAP and an unconsolidated or other off balance sheet entity that is required to be disclosed by Company or SAP in its SEC Filings and is not so disclosed or that otherwise would have a Material Adverse Effect.

(dd)  Transfer Taxes. All stock transfer or other taxes (other than income or similar taxes) that are required to be paid in connection with the offering of the Investment Securities will be, or will have been, fully paid or provided for by Company, and all laws imposing such taxes will be or will have been complied with.

(ee)  Manipulation of Price. Each of Company and SAP has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Company to facilitate the offering of Investment Securities pursuant to this Agreement or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases for the offering of Investment Securities pursuant to this Agreement.

(ff)   Anti-dilution Provisions. There are no anti-dilution provisions under Company's Articles of Incorporation or any agreement to which Company is party or to which any assets of Company are subject. No anti-dilution rights will become effective as a result of Fletcher and Company fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, as a result of Company's issuance of the Preferred Shares hereunder or the Common Shares or other securities issued upon conversion, exchange, exercise or purchase.

(gg)  Certain Notices. As of each Closing Date, Company has provided Fletcher with all Restatement Adjustment Notices required to be delivered following a Restatement.

(hh)  Domestication Transaction. On or prior to the Initial Closing Date, Company will have received all consents required for, and will have consummated, the exchange of all outstanding common shares of Seven Arts Pictures PLC for shares of Common Stock pursuant to an effective registration statement filed by Company with the SEC and the simultaneous transfer of all assets of Seven Arts Pictures PLC to Company (collectively, the "Domestication Transaction"). The Domestication Transaction will have been effected in compliance with Company's Articles of Incorporation and Bylaws and the comparable governing documents of Seven Arts Pictures PLC and in compliance with all applicable laws, including without limitation, all applicable federal and state securities laws and all applicable laws of the United Kingdom. Company is not and will not be subject to any loss, claim or damage arising from or as a result of such transactions.

5. Registration Provisions.

(a)  Initial Registration. As soon as practicable after each Closing Date, and in no event later than two (2) full Business Days before filing the Registration Statement (as defined below) with the SEC, Company shall provide Fletcher with a draft registration statement on Form S-1 to be filed by Company with the SEC (together with any amendments and supplements thereto and any replacement registration statement with respect thereto, the "Registration Statement") that covers the resale of all Covered Securities (as defined below) with respect to such Closing Date. Fletcher shall have the right to approve the description of the selling shareholder, plan of distribution and all other references to Fletcher and its affiliates contained in each Registration Statement. Company shall, at its own expense, file each Registration Statement including the description, as approved by Fletcher, of the selling shareholder, plan of distribution and all other references to Fletcher and its affiliates contained in the Registration Statement, as soon as practicable after such approval by Fletcher, and in no event later than ten (10) days after the applicable Closing Date. Company shall use its best efforts to cause each Registration Statement to be declared effective by the SEC as soon as practicable, and in no event later than (i) for the Registration Statement for the Initial Closing (the "Initial Registration Statement"), one hundred twenty (120) days after the Initial Closing Date, (ii) for the Registration Statement for each Subsequent Closing, eighty-five (85) days after the applicable Subsequent Closing Date, and (iii) for any Registration Statement with respect to the projection of Excess Shares (as defined below), the first date that Company has issued any such Excess Shares (the "Required Registration Date") and cause all applicable Covered Securities to be included on such Registration Statement. Company shall provide prompt written notice to Fletcher when each Registration Statement has been declared effective by the SEC. Company shall promptly amend the applicable Registration Statement (or, if necessary, file a new registration statement) at any time that the number of Covered Securities exceeds the number of Common Shares registered on such Registration Statement, so that all such Common Shares shall be registered and freely tradable. "Covered Security" means (A) with respect to the Initial Closing, (i) all Initial Preferred Shares, (ii) all Common Shares to be issued upon the monthly payment of dividends on the Initial Preferred (based on an estimate of the Common Shares to be issued upon such dividend payments), (iii) the greater of the number of Common Shares to be issued upon the conversion of or redemption of the Initial Preferred Shares (based on an estimate of the Common Shares to be issued upon such conversion or redemption), and (iv) all Common Shares to be issued pursuant to the adjustment mechanisms in Sections 8 and 9 of this Agreement with respect to the Initial Preferred Shares, (B) with respect to any Subsequent Closing, (i) all Preferred Shares issued at the applicable Subsequent Closing, (ii) all Common Shares to be issued upon the monthly payment of dividends on the Preferred Shares issued at the applicable Subsequent Closing (based on an estimate of the Common Shares to be issued upon such dividend payments), (iii) the greater of the number of Common Shares to be issued upon the conversion of or redemption of the Preferred Shares issued at the applicable Subsequent Closing (based on an estimate of the Common Shares to be issued upon such conversion or redemption) and (iv) all Common Shares to be issued pursuant to the adjustment mechanisms in Sections 8 and 9 of this Agreement with respect to the Preferred Shares issued at the applicable Subsequent Closing and (C) with respect to Excess Shares, the number of shares by which the share estimate has increased. For purposes of determining the number of Covered Securities to include on each Registration Statement, Company shall be permitted to use an estimate of the number of Common Shares issuable in the future as dividends or upon the conversion or redemption of the Preferred Shares issued at the applicable Closing, which estimated number shall be 3,795,920 Common Shares for purposes of the Initial Registration Statement. At the time of each monthly dividend payment, Company will estimate the number of Common Shares required to cover dividend payments on, conversion of or redemption of all Preferred Shares held by Fletcher on such date for the next two succeeding quarters (the "Projected Need"). If the Projected Need exceeds the number of Common Shares available for resale under its then effective Registration Statement(s), assuming for such purpose that all Covered Securities other than the Projected Need have already been resold, then Company will file a new Registration Statement (or, if permitted by applicable law, amend an existing Registration Statement) to cover the projected excess number of Common Shares (such Common Shares are referred to as "Excess Shares"). The obligations to file the Registration Statements and maintain the effectiveness of the Registration Statements as provided in this Section 5 are referred to herein as the "Registration Requirement."

(b) Maintenance of Registration. Company will: (A) keep each Registration Statement effective until the earlier of (x) the later of (i) the second (2nd) anniversary of the issuance of the last Covered Security required to be included in such Registration Statement that may be issued, or (ii) such time as all of the Covered Securities issued or issuable hereunder can be sold by Fletcher or any of its affiliates immediately without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144") and (y) the date all of the Covered Securities issued or issuable shall have been sold by Fletcher and its affiliates (such later period, the "Registration Period"); (B) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement (as so amended and supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Covered Securities by Fletcher or any of its affiliates; (C) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Fletcher from time to time may reasonably request; (D) cause all Covered Securities to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Company are then listed and/or quoted; (E) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered Securities; (F) otherwise comply with all applicable rules and regulations of the SEC, the Principal Listing Exchange and any other Market on which the Covered Securities are obligated to be listed and/or quoted under this Agreement; and (G) file the documents required of Company and otherwise obtain and maintain requisite blue sky clearance in (x) all jurisdictions in which any of the shares of Common Stock were originally sold and (y) all other states specified in writing by Fletcher, provided, however, that as to this clause (y), Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented. Fletcher shall have the right to approve the description of the selling shareholder, plan of distribution and all other references to Fletcher and its affiliates contained in the Registration Statement and each Prospectus.

(c) Prospectus Delivery. Company shall furnish to Fletcher upon request a reasonable number of copies of the applicable Prospectus and any supplement to or amendment of such Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Covered Securities by Fletcher or any of its affiliates pursuant to any Registration Statement.

(d) Rule 144 and S-3 Availability. With a view to making available to Fletcher and its affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, Company covenants and agrees to: (A) make and keep available adequate current public information (within the meaning of Rule 144) concerning Company, until the earlier of (x) the second (2nd) anniversary of the issuance of the last Covered Security to be issued and (y) such date as all of the Covered Securities shall have been resold by Fletcher or any of its affiliates; and (B) furnish to Fletcher upon request, as long as Fletcher owns any Covered Securities, (x) a written statement by Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of Company, and (z) such other information as may be reasonably requested in order to avail Fletcher and its affiliates of Rule 144 or Form S-3 with respect to such Covered Securities.

(e) Blackout Periods. Notwithstanding anything else in this Section 5, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Security, Company determines in good faith and upon the advice of its outside counsel that a development occurred or a condition existed prior to effectiveness of any Registration Statement as a result of which such Registration Statement or the applicable Prospectus contains a material misstatement or omission, or that a material transaction in which Company is engaged or proposes to engage would require an immediate amendment to such Registration Statement, a supplement to such Prospectus, or a filing under the Exchange Act or other public disclosure of material information and the disclosure of such transaction would be premature or injurious to the consummation of the transaction, Company will immediately notify Fletcher thereof by telephone and in writing. Upon receipt of such notification, Fletcher and its affiliates will immediately suspend all offers and sales of any Covered Security pursuant to such Registration Statement. In such event, Company will amend or supplement such Registration Statement and the applicable Prospectus or make such filings or public disclosures as promptly as practicable and will take such other steps as may be required to permit sales of the Covered Securities thereunder by Fletcher and its affiliates in accordance with applicable federal and state securities laws. Company will promptly notify Fletcher after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of such Registration Statement and the applicable Prospectus (as so amended or supplemented, if applicable) to Fletcher in accordance with paragraphs (b) and (c) of this Section 5. Notwithstanding the foregoing, (A) under no circumstances shall Company be entitled to exercise its right to suspend sales of any Covered Securities as provided in this Section 5(e) and pursuant to any Registration Statement more than twice in any twelve (12) month period, (B) the period during which such sales may be suspended (each a "Blackout Period") at any time shall not exceed thirty (30) calendar days, and (C) no Blackout Period may commence less than thirty (30) calendar days after the end of the preceding Blackout Period.

(f)  Blackout Remedies. Upon the commencement of a Blackout Period pursuant to this Section 5, Fletcher will notify Company of any contract to sell, assign, deliver or otherwise transfer any Covered Security (each a "Sales Contract") that Fletcher or any of its affiliates has entered into prior to the commencement of such Blackout Period and that would require delivery of such Covered Securities during such Blackout Period, which notice will contain the aggregate sale price and quantity of Covered Securities pursuant to such Sales Contract. If Fletcher or any of its affiliates are therefore unable to consummate the sale of Covered Securities pursuant to the Sales Contract, Company will promptly indemnify each Fletcher Indemnified Party (as such term is defined in Section 18(a) below) against any Proceeding (as such term is defined in Section 18(a) below) that each Fletcher Indemnified Party may incur arising out of or in connection with Fletcher's breach or alleged breach of any such Sales Contract, and Company shall reimburse each Fletcher Indemnified Party for any reasonable costs or expenses (including legal fees) incurred by such party in investigating or defending any such Proceeding.

(g) Registration or Listing Failure. In addition to any other remedies available to Fletcher under this Agreement, the Certificate of Rights and Preferences or at law or equity, if any Registration Statement has not been declared effective by the SEC by the Required Registration Date, such Registration Statement is otherwise not available with respect to all Covered Securities at any time on or after the Required Registration Date (except during a Blackout Period permitted under Section 5(e)) or the Covered Securities are not listed or quoted and qualified for trading on a Market, then Company shall indemnify and hold Fletcher harmless against any loss, claim or damage (including without limitation, incidental and consequential damages and regardless of whether the foregoing results from a third party claim or otherwise) arising from or as a result of such failure or delay in availability of registration and listing.

(h) Late Registration Adjustment.

(i)  In addition to any other remedies available to Fletcher under this Agreement (including Section 5(g) above), the Certificate of Rights and Preferences or at law or equity, if any Registration Statement (a "Late Registration Statement") has not been declared effective by the SEC by the Required Registration Date, then at any time and from time to time after such Required Registration Date and prior to the Registration Adjustment Notice Deadline, Fletcher may deliver a notice in the form attached hereto as Annex F (a "Registration Adjustment Notice") to Company specifying the Registration Adjustment Price.

(ii)  Upon delivery to Company of a Registration Adjustment Notice, the Conversion Price and Redemption Price shall automatically be reduced to equal the lesser of (A) the Conversion Price or Redemption Price, as applicable, as then in effect and (B) the Registration Adjustment Price.

(iii)  "Registration Adjustment Notice Deadline" means the sixtieth (60th) Business Day after the date on which the Late Registration Statement is declared effective by the SEC.

(iv)  "Registration Adjustment Price" means the greater of (A) the lesser of (i) the Conversion Price or Redemption Price, as applicable, as then in effect and (ii) the Daily Market Price calculated as of any day, selected by Fletcher in its sole discretion, during the period commencing on the Required Registration Date of the Late Registration Statement and the date that such Late Registration Statement is declared effective by the SEC and (B) the Floor Price.

6. Beneficial Ownership Limitation.

(a)  Maximum Number. Company shall not issue any Common Shares pursuant to this Agreement or the Certificate of Rights and Preferences, and Fletcher shall not have the right to receive any such Common Shares, to the extent the number of shares of Common Stock beneficially owned (calculated in accordance with Rule 13d-3 promulgated under the Exchange Act) by Fletcher immediately following such issuance would exceed the Maximum Number. The "Maximum Number" shall initially equal nine and nine tenths percent (9.90%) of the aggregate number of shares of Common Stock outstanding on the Initial Closing Date, and thereafter shall be automatically adjusted as follows:

(i)  Unless expressly waived in writintgh by Fletcher, Company shall deliver to Fletcher on or before the tenth (10t) day of each calendar month commencing with the month of February 2011 a notice (an "Outstanding Share Notice") stating the aggregate number of shares of Common Stock outstanding as of the last day of the preceding month and the increase (an "Increase") or decrease (a "Decrease"), if any, in the aggregate number of shares of Common Stock from the number of shares reported on the preceding Outstanding Share Notice (or, in the case of the first Outstanding Share Notice, the number of shares of Common Stock outstanding as reported in Section 4(l)).

(ii)  If an Outstanding Share Notice reflects a Decrease, then upon delivery of such Outstanding Share Notice, unless otherwise provided in a then-effective 65 Day Notice (as defined below), the Maximum Number shall be deemed decreased such that the Maximum Number equals nine and nine tenths percent (9.90%) of the aggregate number of outstanding shares of Common Stock reported on such Outstanding Share Notice. If an Outstanding share Notice reflects an Increase, then on the sixty-fifth (65th) day after delivery of such Outstanding Share Notice, unless otherwise provided in a then-effective 65 Day Notice (as defined below), the Maximum Number shall be deemed increased such that the Maximum Number equals nine and nine tenths percent (9.90%) of the aggregate number of outstanding shares of Common Stock reported on such Outstanding Share Notice.

(iii) The Maximum Number shall also be increased on the sixty-fifth (65th) day after Fletcher delivers a written notice (a "65 Day Notice") to Company designating a greater Maximum Number. A 65-Day Notice may be given by Fletcher at any time and from time to time on one more occurrences.

(b)  20% At Any Time Limitation. Company shall not issue any Common Shares pursuant to this Agreement or the Certificate of Rights and Preferences, and Fletcher shall not have the right to receive any such Common Shares, to the extent that after giving effect to such issuance, Fletcher would hold on such date, together with all shares of Common Stock held on such date by Fletcher prior to such issuance, in excess of nineteen and ninety-nine one-hundredths percent (19.99%) of the number of shares of Common Stock outstanding on such date after giving effect to such issuance.

(c)     Deferred Issuance. Any Common Shares or other consideration (in the form of cash, securities or other assets per share of Common Stock issuable to a holder of shares of Common Stock in connection with a Change of Control) that would have been issued to Fletcher pursuant to this Agreement or the Certificate of Rights and Preferences but for the limitations contained in this Section 6 shall be deferred and shall be delivered to Fletcher promptly and in any event no later than three (3) Business Days after the date such limitations cease to restrict the issuance of such shares (whether due to an increase in the Maximum Number so as to permit such issuance, the disposition by Fletcher of shares of Common Stock or any other reason) unless Fletcher has withdrawn the applicable notice of conversion or redemption or has elected to receive the cash value of such shares pursuant to this Agreement or the Certificate of Rights and Preferences.

7. Representations and Warranties of Fletcher. Fletcher hereby represents and warrants to Company and SAP on the date hereof and on each Closing Date:

(a) Incorporation. Fletcher has been duly incorporated and is validly existing under the laws of the State of Delaware.

(b) Authorization, Execution and Delivery. The execution, delivery and performance of this Agreement by Fletcher have been duly authorized by all requisite corporate action and no further consent or authorization of Fletcher, its Board of Directors or its shareholders is required. This Agreement has been duly executed and delivered by Fletcher and, when duly authorized, executed and delivered by Company and SAP, will be a valid and binding agreement enforceable against Fletcher in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

(c) No Endorsement. Fletcher understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Investment Securities.

(d) Accredited Investor. Fletcher is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

(e) No Distribution. Fletcher is purchasing the Investment Securities for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof in the United States, except pursuant to sales registered under the Securities Act or an exemption therefrom.

(f)  Registration Exemption. Fletcher understands that the Investment Securities are being or will be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Company is relying on the truth and accuracy of, and Fletcher's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Fletcher set forth herein in order to determine the availability of such exemptions and the eligibility of Fletcher to acquire the Investment Securities.

(g) Organization of Venture; Capitalization of Venture. Venture has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware. As of the Initial Closing Date, the Venture Operating Agreement is in full force and effect. Immediately prior to the Initial Closing Date, there are one hundred thousand (100,000) Venture Units outstanding, all of which are owned by Fletcher.

8. Future Equity Issuances.

(a) If Company engages or participates in (or intends to engage or participate in) any discussion with any Person regarding any sale or issuance to any Person (other than Fletcher or its affiliates) of any shares of, or securities convertible into, exercisable or exchangeable for, or whose value is derived in whole or in part from, any shares of any class of Company's capital stock, other than an Excluded Issuance (a "Future Equity Issuance"), Company shall promptly notify Fletcher that Company intends to effect a Future Equity Issuance (the "Future Equity Issuance Notice"). If, within two (2) Business Days after and excluding the date of receipt of such notice, Fletcher notifies Company in writing that Fletcher would like to be informed of the terms and conditions of such Future Equity Issuance, then Company shall promptly provide Fletcher with a written description of the terms and conditions of such proposed Future Equity Issuance, including a description of the capital stock to be sold or issued, the investor or investors in the Future Equity Issuance, the price, the quantity and all other information reasonably necessary for Fletcher to make an informed decision on whether it desires to participate in the Future Equity Issuance (the "Future Equity Issuance Description"). If Fletcher notifies Company in writing that Fletcher elects to purchase all or a portion of the capital stock that Company intends to sell or issue in the Future Equity Issuance (which election shall include the number of shares of such capital stock that Fletcher intends to purchase) by 11:59 p.m., New York City time, on the third (3rd) Business Day after and excluding the date of the Future Equity Issuance Description, then Company shall not consummate such Future Equity Issuance without selling Fletcher the capital stock that it elected to purchase at or prior to the consummation of such Future Equity Issuance or promptly thereafter at a closing date and place established prior to such consummation, which purchase shall be at the price and on the other terms and conditions of the Future Equity Issuance. If Fletcher does not elect to receive a Future Equity Issuance Description with respect to a Future Equity Issuance, then promptly, and no later than one (1) Business Day after and excluding, the date of announcement of such Future Equity Issuance (or, if such Future Equity Issuance is not required to be publicly announced, the date of closing of such Future Equity Issuance), Company shall provide Fletcher with a written description of the material terms of such Future Equity Issuance.

(b) If, at any time, there is (i) a public disclosure of Company's intention or agreement to engage in a Future Equity Issuance, or (ii) a consummation of a Future Equity Issuance, then (A) if such Future Equity Issuance is proposed to be or is consummated at a price per share below the Conversion Price or Redemption Price deemed paid by Fletcher in connection with a prior conversion or redemption of Preferred Shares or below the Daily Market Price of any Common Shares previously issued as a dividend on Preferred Shares as of the applicable dividend date, then promptly, and in any case within three (3) Business Days, following such disclosure or consummation, Company shall issue and deliver a number of shares of Common Stock to Fletcher equal to the positive difference, if any, between (x) the quotient of (1) the aggregate Conversion Price and Redemption Price deemed paid by Fletcher in connection with all prior conversions or redemptions of Preferred Shares and the Daily Market Price of all Common Shares previously issued as a dividend on Preferred Shares as of the applicable dividend dates, divided by (2) the Later Issuance Price (as defined below) and (y) the number of Common Shares actually issued to Fletcher in connection with such conversions, redemptions and dividends and (B) the Conversion Price and Redemption Price shall be adjusted to equal the lesser of (x) the Conversion Price or Redemption Price, as applicable, as then in effect and (y) the Later Issuance Price.

(c) "Excluded Issuance" means any of the following: (A) issuances pursuant to any stock split, dividend or distribution payable in additional shares of capital stock to holders of Common Stock, (B) sales or issuances to employees, consultants or directors of Company directly or pursuant to a stock option plan, employee stock purchase plan or restricted stock plan, or other similar arrangements related to compensation for services consistent with past practices and approved by the Board of Directors, (C) issuances upon the exercise of any options or warrants to purchase capital stock outstanding on the date hereof, in each case in accordance with the terms of such options or warrants in effect on the date hereof, (D) issuances upon the conversion or exchange of any convertible or exchangeable security outstanding on the date hereof, in each case in accordance with the terms of such convertible or exchangeable securities in effect on the date hereof, (E) Preferred Shares issued or issuable pursuant to this Agreement or Common Shares issued as a dividend on or upon conversion of or redemption of Preferred Shares pursuant to the Certificate of Rights and Preferences or otherwise pursuant to this Agreement and (F) the issuance of up to 7,827,300 shares of Common Stock in the Domestication Transaction.

(d) "Later Issuance Price" means the greater of (i) the lowest price per share of Common Stock paid or payable by any Person in the Future Equity Issuance, including, in the case of options, warrants, convertible preferred, convertible notes or other securities convertible, exchangeable or exercisable into or for Common Stock, the lowest price per share at which such conversion, exchange or exercise may occur on any future date or (ii) the Floor Price.

(e) Notwithstanding the foregoing, Company shall ensure that no Person acting on its behalf shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security that may be integrated with the offering of Investment Securities pursuant to this Agreement for purposes of the Securities Act or the rules and regulations of FINRA or the OTCBB.

9. Restatements

(a)  Upon any Restatement, the Conversion Price and Redemption Price shall automatically be reduced to equal the lesser of (A) the Conversion Price or Redemption Price, as applicable, as then in effect and (B) the Restatement Price.

(b) If a Restatement occurs:

(i)  Company shall deliver to Fletcher a written notice (a "Restatement Notice") in substantially the form and substance attached hereto as Annex G, within three (3) Business Days of such Restatement, stating the date on which such Restatement has occurred and including the documents in which such Restatement was publicly disclosed; and

(ii)  Promptly, and in any case within three (3) Business Days, following receipt of a Restatement Adjustment Notice, Company shall issue and deliver a number of shares of Common Stock to Fletcher equal to the positive difference, if any, with respect to each Common Share held by Fletcher between (A) the quotient of (x) the aggregate Conversion Price and Redemption Price deemed paid by Fletcher in connection with all prior conversions or redemptions of Preferred Shares and the Daily Market Price of all Common Shares previously issued as a dividend on Preferred Shares as of the applicable dividend dates, divided by (y) the Restatement Price and (B) the number of shares of Common Stock actually issued to Fletcher in connection with such conversions, redemptions and dividends.

(c) At any time after the date of the Restatement and before the Restatement Adjustment Notice Deadline, Fletcher may deliver a notice in the form attached hereto as Annex H (a "Restatement Adjustment Notice") to Company specifying the Restatement Date, the Restatement Price, and calculating the number of shares of Common Stock, if any, required to be issued by Company to Fletcher pursuant to clause (b)(ii) of this Section 9.

(d) "Company Financial Statements" means all financial statements (including the notes thereto) and earnings releases filed by Company with (or furnished by Company to) the SEC or publicly announced by Company.

(e) "Restatement" means the earlier of (x) the announcement by Company of its intention to restate any portion of Company Financial Statements and (y) the actual restatement by Company of any portion of Company Financial Statements.

(f) "Restatement Adjustment Notice Deadline" means the sixtieth (60th) Business Day after the later of (i) the date on which Company delivers the Restatement Notice to Fletcher and (ii) the date on which Company files an amended SEC Filing or Form 8-K fully and finally restating the financial statements required to be restated in the Restatement.

(g) "Restatement Date" means, at the option of and pursuant to the determination of Fletcher (as designated in a notice from Fletcher to Company), any date on which a Restatement occurs (including, with respect to any Restatement, the date of an announcement by Company of its intention to restate any portion of Company's Financial Statements or the date on which is filed an amended SEC Filing or Form 8-K or issuance of a press release in respect of the matters described in such announcement or the date on which such Restatement is filed with the SEC).

(h) "Restatement Price" means the greater of (i) the Daily Market Price calculated as of any day, selected by Fletcher in its sole discretion, during either of the following periods: (A) the forty (40) Business Days after and excluding the related Restatement Date or (B) the forty (40) Business Days after and excluding any date on which Company files restated financial statements with the SEC with respect to such Restatement and (ii) the Floor Price.

10.    Covenants of Company. Company covenants and agrees with Fletcher as follows:

(a) Listing. Commencing on the Initial Closing Date and for so long as Fletcher owns or has the right to purchase any Investment Securities, and for a period of one (1) year thereafter, Company will (i) maintain the eligibility of the Common Stock for listing on the Principal Listing Exchange; (ii) regain the eligibility of the Common Stock for listing and/or quotation on all Markets including the Principal Listing Exchange in the event that the Common Stock is delisted by the Principal Listing Exchange or any other applicable Market; and (iii) cause the representations and warranties contained in Section 4 to be and remain true and correct.

(b) Filings. Company will make all filings required by law with respect to the transactions contemplated hereby.

(c) Compliance with Investment Securities. Company will comply with the rights, preferences and privileges of the Preferred Shares set forth in the Certificate of Rights and Preferences.

(d) Public Disclosure of Agreement and Closings. Company will provide Fletcher with a reasonable opportunity, which shall not be less than two (2) full Business Days, to review and comment on any public disclosure by Company of information regarding this Agreement and the transactions contemplated hereby, before such public disclosure. Company shall, within one (1) Business Day after and excluding each Closing Date, or upon the issuance of Common Shares pursuant to the Certificate of Rights and Preferences, publicly distribute a press release disclosing the material terms of such transaction and shall, within three (3) Business Days after and excluding each such transaction, file a report with the SEC on Form 8-K with respect to the same.

(e) Financial Statement Certification. For so long as Fletcher owns or has the right to purchase any Investment Securities, Company and SAP shall be deemed to have certified to Fletcher, concurrently with the filing of each of its quarterly reports on Form 10-Q or equivalent reports with the SEC that the final consolidated unaudited financial statements including the footnotes thereto contained therein fairly present in all material respects the financial condition in conformity with accounting principles generally accepted in the United States, results of operations and cash flows of Company and SAP, as applicable, as of and for the periods presented therein.

(f) Restatements. If a Restatement occurs, Company shall deliver to Fletcher a Restatement Notice within three (3) Business Days of such Restatement.

(g) Reservation of Shares. Company shall at all times reserve for issuance such number of its shares of Series A Cumulative Convertible Preferred Stock and Common Stock as shall from time to time be sufficient to effect the purchase of Preferred Shares as provided hereunder and the issuance of Common Shares as dividends on or upon conversion of or redemption of shares of Series A Preferred Stock pursuant to the Certificate of Rights and Preferences or otherwise pursuant to this Agreement and to satisfy its delivery obligation upon such purchase, conversion, redemption and/or grant of dividend.

(h) Cooperation. Company shall cooperate in good faith to assist with any assignment, pledge, hypothecation or transfer of the Investment Securities by Fletcher, including without limitation, making its representatives available for discussions with lenders and assignees and promptly processing requests to re-title the Investment Securities as necessary.

(i)  Domestication Transaction. Company and SAP shall use their best efforts to cause the Domestication Transaction to be consummated as soon as reasonably practicable and, to the extent requested by Fletcher, shall keep Fletcher informed as to the status of the Domestication Transaction and provide any related information or documentation requested by Fletcher.

(j)  Other Actions. For so long as Fletcher owns or has the right to purchase any Preferred Shares, Company shall not, and shall not permit its subsidiaries to, take any of the actions described in Section 5(B) of the Certificate of Rights and Preferences, unless it has received the prior written consent of Fletcher.

11.    Termination.

(a)  Termination Events. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Initial Closing:

(i)  by mutual written consent of the parties;

(ii)  by Fletcher, in the event of a breach by Company or SAP of any representation, warranty, covenant or other agreement of Company or SAP contained in this Agreement;

(iii)  by Company and SAP, in the event of a breach by Fletcher of any representation, warranty, covenant or other agreement of Fletcher contained in this Agreement;

(iv)  by Fletcher, if the Initial Closing shall not have been consummated on or prior to January 30, 2011 (the ""Outside Date"); or

(v)   by any party if any governmental agency or body shall have issued an order, decree or ruling or taken any other action enjoining, restraining or otherwise prohibiting or hindering the transactions contemplated hereby.

(b) Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11(a) hereof, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any party or, to the extent applicable, their respective officers, directors, fiduciaries or equity holders, except for (i) any liability of any party for any breach of this Agreement prior to such termination and (ii) the provisions of this Section 11(b) and Sections 11(c), 16, 20 and 21, each of which shall survive termination of this Agreement.

(c) Termination Fee. In the event that this Agreement is terminated by Fletcher pursuant to Section 11(a)(iv) and, at the time of such termination, (i) all conditions to closing set forth in Section 14 have been satisfied except the condition set forth in Section 14(k) and (ii) Fletcher would not have been able to terminate this Agreement pursuant to any other provision of Section 11(a), then Fletcher shall pay Company a fee equal to fifty thousand dollars ($50,000) (the "Termination Fee"), by wire transfer of such amount no later than the fifth (5th) Business Day following the date of such termination. Notwithstanding any provision of this Agreement to the contrary (including without limitation Sections 11(b)(i) and 21(f)), Company's right to receive payment of the Termination Fee shall be the sole and exclusive remedy of Company against Fletcher for any loss or damage suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder (whether intentional or not) prior to the Initial Closing, and in no event shall Company seek any other recovery, judgment or damages of any kind in excess of the Termination Fee or by any legal or equitable proceeding.

12.    Change of Control.

(a) Assumption of Obligations. If Company is a party to any transaction that results in a Change of Control, Fletcher and its assigns shall have the rights set forth in the Certificate of Rights and Preferences regarding Changes of Control in addition to the rights contained in this Agreement. Company agrees that it will not enter into an agreement with an Acquiring Person resulting in a Change of Control unless such agreement expressly obligates the Acquiring Person to assume all of Company's obligations under this Agreement and the Certificate of Rights and Preferences including, but not limited to, the dividend, share issuance, registration and other provisions regarding the rights to acquire Preferred Shares at the Subsequent Closings and Common Shares hereunder and under the Certificate of Rights and Preferences. Without limiting the foregoing, (i) all references in this Agreement to the Common Stock shall be deemed to refer to the equivalent security of the Acquiring Person and (ii) the Certificate of Rights and Preferences and all unexercised and unexpired rights under this Agreement shall automatically be converted into equivalent rights with respect to the Acquiring Person.

(b) Adjustments. On and after the date a public announcement is made of Company's or any other Person's intention or agreement to engage in a transaction or series of transactions that may result in a Change of Control, the Conversion Price and Redemption Price shall each automatically, and without further action, be adjusted to equal the greater of (A) the lesser of (i) such Conversion Price or Redemption Price as in effect on the date of such announcement, (ii) the Prevailing Market Price of the Common Stock as of the date of such announcement and (iii) the Pre-Acquisition Price, if known at the time of such adjustment, with respect to such Change of Control and (B) the Floor Price.

(c) Notification. On the date a public announcement is made that an agreement has been entered into with an Acquiring Person that would result in a Change of Control, Company shall deliver to Fletcher written notice that the Acquiring Person has assumed such obligations. Company shall provide Fletcher with written notice of any proposed transaction resulting in a Change of Control as soon as the existence of such proposed transaction is made public by any Person. Thereafter, Company shall notify Fletcher promptly of any material developments with respect to such transaction, including advance notice at least ten (10) Business Days before the date such transaction is expected to become effective.

13.    Legend. Subject to Section 5, Fletcher understands that the certificates or other instruments representing the Investment Securities shall bear a restrictive legend composed of exactly the following words (and a stop transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR (2) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT.

The legend set forth above shall be removed and Company shall issue a certificate without such legend to any holder of Investment Securities if, unless otherwise required by state securities laws, such shares are or can be sold pursuant to an effective Registration Statement under the Securities Act, Rule 144 or another applicable exemption from registration.

14.   Conditions Precedent to Fletcher's Obligations. The obligations of Fletcher hereunder are subject to the performance by each of Company and SAP of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by Fletcher with respect to a particular closing (which waiver may be given or withheld in Fletcher's sole discretion and any such waiver shall apply solely to the closing specified by Fletcher and shall not obligate Fletcher to provide any subsequent waiver):

(a) Compliance. On each Closing Date, (i) the representations and warranties made by Company and SAP in this Agreement shall be true and correct, except those representations and warranties which address matters only as of a particular date, which shall be true and correct as of such date; (ii) Company and SAP shall have complied fully with all of the covenants and agreements in this Agreement; and (iii) Fletcher shall have received (A) on the Initial Closing Date a certificate of the Chief Executive Officer and the Chief Financial Officer of Company dated such date and to such effect and (B) on each Subsequent Closing Date a certificate of the Chief Executive Officer and the Chief Financial Officer of Company dated such date and to such effect;

(b) Articles and Certificate. On the first Closing Date, Company shall have filed with the Secretary of State of the State of Nevada an amendment to its Articles of Incorporation in form and substance satisfactory to Fletcher and the Certificate of Rights and Preferences in the form attached hereto as Annex A and, on each Closing Date, (i) Company shall not have repealed, modified, amended or otherwise altered such filings and (ii) Company shall have provided a certificate of the Secretary of Company dated such date and to such effect;

(c) Opinion of Counsel. On each Closing Date, Company shall have delivered to Fletcher an opinion of Baker & Hostetler LLP reasonably satisfactory to Fletcher, dated the date of delivery, confirming in general the substance of the matters covered by Sections 4(a), (b), (c), (d), (e), (f), (g) and (l) hereof and the first grammatical sentence of Section 4(k) hereof, subject to customary exceptions, exclusions, qualifications, and knowledge limitations;

(d) Listing. From and after the Initial Closing Date and any Subsequent Closing Date, all Common Shares issued to Fletcher and issuable pursuant to this Agreement and the Certificate of Rights and Preferences shall be, and have been, duly listed and admitted for trading on the Principal Listing Exchange;

(e) Financial Reports. On each Subsequent Closing Date, Company shall provide its most recent Form 10-K filed with the SEC, as well as all reports on Form 10-Q filed by Company with the SEC since the date of such Form 10-K, together with all amendments thereto; provided, that if no such reports were due prior to such Subsequent Closing Date, Company shall provide the equivalent reports filed by SAP;

(f) Registration. On and after each Closing Date, Company shall comply with the obligations of Section 5 with respect to the filing and maintenance of any Registration Statements;

(g) No Material Non-Public Information On each Closing Date, Company shall not possess any negative, material non-public information other than as shall have been filed with the SEC at least five (5) Business Days prior to and excluding such Closing Date;

(h) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, condition or circumstance that could reasonably be expected to have a Material Adverse Effect;

(i)   Domestication Transaction. The Domestication Transaction shall have been consummated pursuant to documentation and otherwise in a manner satisfactory to Fletcher in its sole discretion;

(j)   Market Price. The average of the Daily Market Price of the Common Stock for the five (5) Business Days ending on the Business Day prior to and excluding the Initial Closing Date shall equal or exceed the Agreement Date Price; and

(k)  Board Approval. On or prior to the Initial Closing Date, Fletcher's managers shall have unanimously approved the consummation of the transactions contemplated by this Agreement.

15.   Conditions Precedent to Company's Obligations. The obligations of Company hereunder are subject to the performance by Fletcher of its obligations hereunder and to the satisfaction of the following conditions precedent, unless expressly waived in writing by Company with respect to a particular closing (which waiver may be given or withheld in Company's sole discretion and any such waiver shall apply solely to the closing specified by Company and shall not obligate Company to provide any subsequent waiver): on each Closing Date, (i) the representations and warranties made by Fletcher in this Agreement shall be true and correct; (ii) Fletcher shall have complied fully with all the covenants and agreements in this Agreement; and (iii) Company shall have received on each such date a certificate of an appropriate officer of Fletcher dated such date and to such effect.

16.   Fees and Expenses. Each of Fletcher, on the one hand, and Company and SAP, on the other hand, agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses and disbursements of such party's counsel, except as is otherwise expressly provided in this Agreement. Notwithstanding the foregoing, Company shall pay all fees and expenses associated with the Registration Statement and any Prospectus, including, without limitation, all fees and expenses associated with any SEC or FINRA filing, if applicable.

17.   Non-Performance. If Company, at any time, shall fail to deliver the Investment Securities to Fletcher required to be delivered pursuant to this Agreement, in accordance with the terms and conditions of this Agreement or the Certificate of Rights and Preferences, for any reason other than the failure of any condition precedent to Company's obligations hereunder or the failure by Fletcher to comply with its obligations hereunder, then Company shall (without limitation to Fletcher's other remedies at law or in equity):

(a)  indemnify and hold Fletcher harmless against any loss, claim or damage (including without limitation, incidental and consequential damages and regardless of whether the foregoing results from a third party claim or otherwise) arising from or as a result of such failure by Company; and

(b) reimburse Fletcher for all reasonable out-of-pocket expenses, including fees and disbursements of counsel, incurred by Fletcher in connection with this Agreement and the Certificate of Rights and Preferences and the transactions contemplated herein and therein.

18.   Indemnification.

(a) Indemnification of Fletcher. Company and SAP, jointly and severally, hereby agree to indemnify Fletcher and each of its officers, directors, employees, consultants, agents, attorneys, accountants and affiliates and each Person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing Persons (each a "Fletcher Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees and expenses incurred by such Fletcher Indemnified Party in investigating or defending any such proceeding or potential proceeding and regardless of whether the foregoing results from a third party claim or otherwise) (all of the foregoing, including associated costs and expenses being referred to herein as a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

(i)  any untrue or alleged untrue statement of a material fact in a SEC Filing by Company or SAP or any of their affiliates or any Person acting on its or their behalf or omission or alleged omission to state therein any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Company or SAP or any of their affiliates or any Person acting on its or their behalf;

(ii)   any of the representations or warranties made by Company or SAP herein being untrue or incorrect at the time such representation or warranty was made; and

(iii)   any breach or non-performance by Company or SAP of any of its covenants, agreements or obligations under, this Agreement and the Certificate of Rights and Preferences; provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of Fletcher in connection therewith.

(b) Indemnification of Company. Fletcher hereby agrees to indemnify Company and SAP and each of its officers, directors, employees, consultants, agents, attorneys, accountants and affiliates and each Person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing Persons against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

(i)   any untrue or alleged untrue statement of a material fact included in an SEC filing by Company or SAP with the express written consent of Fletcher therefor by Fletcher or any of its affiliates or any Person acting on its or their behalf or omission or alleged omission to state any such material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Fletcher or any of its affiliates or any Person acting on its or their behalf;

(ii)  any of the representations or warranties made by Fletcher herein being untrue or incorrect at the time such representation or warranty was made; and

(iii)  any breach or non-performance by Fletcher of any of its covenants, agreements or obligations under this Agreement; provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of Company or SAP in connection therewith.

(c) Conduct of Claims.

(i)  Whenever a claim for indemnification shall arise under this Section 18 as a result of a third party claim, the party seeking indemnification (the ""Indemnified Party"), shall notify the party from whom such indemnification is sought (the ""Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail; provided, that the Indemnified Party shall not be foreclosed by any failure to provide timely notice of the existence of a third party claim to the Indemnifying Party except to the extent that the Indemnifying Party has been materially prejudiced as a direct result of such delay;

(ii)  Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

(iii)  No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 18 unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

19.   Survival of the Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall survive the Initial Closing, the Subsequent Closings and the issuance of Common Shares as a dividend on or upon conversion of or redemption of shares of Series A Preferred Stock pursuant to the Certificate of Rights and Preferences or otherwise pursuant to this Agreement and remain in full force and effect until the later of (i) the seventh (7th) anniversary of such Closing or such issuance and (ii) the first (1st) anniversary of a Change of Control, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or Person controlling or under common control with, such party and will survive delivery of and payment for any Investment Securities issuable hereunder or thereunder, and even if a party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of the applicable Closing or issuance.

20.    Notices. All communications hereunder shall be in writing and delivered as set forth below.

(a)  If sent to Fletcher, all communications will be deemed delivered: if delivered by hand, on the day received by Fletcher; if sent by reputable overnight courier, on the next Business Day; and if transmitted by facsimile to Fletcher, on the date transmitted (provided such facsimile is later confirmed), in each case to the following address (unless otherwise notified in writing of a substitute address):

BRG Investments, LLC
c/o Fletcher Asset Management Inc.
48 Wall Street Address, 5th Floor
New York, NY 10005
Attn: Jon Farkas
Facsimile: (212) 284-4801

with a copy to (which copy shall not constitute notice):

 Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
 Los Angeles, CA 90067
 Attention:Greg Klein, Esq.
 Telephone:     (310) 203-7177
 Facsimile:       (310) 203-7199

(b)  If sent to Company or SAP, all communications will be deemed delivered: if delivered by hand, on the day received by Company or SAP; if sent by reputable overnight courier, on the next Business Day; if transmitted by facsimile to Company or SAP, on the date transmitted (provided such facsimile is later confirmed); and if transmitted by email to Company or SAP, on the date transmitted, in each case to the following address (unless otherwise notified in writing of a substitute address):

Seven Arts Entertainment Inc.
1801 Century Park East Suite 1830
Los Angeles, CA 90067
Attention:    Peter Hoffman
Telephone:  (323) 372-3080
Facsimile:     (323) 372-3088
Email:            phoffman@7artspictures.com

with a copy to (which copy shall not constitute notice):

Baker & Hostetler LLP 600 Anton Boulevard, Suite 900 Costa Mesa, CA 92626-7221
Attention:   Randolf Katz, Esq.
Telephone:  (714) 966-8807
Facsimile:     (714) 966-8802
Email:            rwkatz@bakerlaw.com

All notices delivered by Fletcher pursuant to this Agreement or the Certificate of Rights and Preferences, including, without limitation, any 65 Day Notice, shall be deemed effective automatically on the date of delivery.

To the extent that any funds shall be delivered to Company by wire transfer, unless otherwise instructed by Company, such funds should be delivered in accordance with the following wire instructions:

City National Bank
400 N. Roxbury Drive
Beverly Hills, CA 90210
Account Number: 112-411186
ABA Number: 122016066

21.   Miscellaneous.

(a)     Counterparts. The parties may execute and deliver this Agreement as a single document or in any number of counterparts, manually, by facsimile or by other electronic means, including contemporaneous photocopy or electronic reproduction by each party's respective attorneys. Each counterpart shall be an original, but a single document or all counterparts together shall constitute one instrument that shall be the agreement.

(b) Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns and, with respect to Section 18 hereof, will inure to the benefit of their respective officers, directors, employees, consultants, agents, attorneys, accountants and affiliates and each Person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing Persons, and no other Person will have any right or obligation hereunder. Company and SAP may not assign this Agreement. Notwithstanding anything to the contrary in this Agreement, Fletcher may assign, pledge, hypothecate or transfer any of the rights and associated obligations contemplated by this Agreement (including, but not limited to, the Investment Securities) and the Certificate of Rights and Preferences, in whole or in part, at its sole discretion (including, but not limited to, assignments, pledges, hypothecations and transfers in connection with financing, derivative or hedging transactions with respect to this Agreement and the Investment Securities), provided, that, any such assignment, pledge, hypothecation or transfer must comply with applicable federal and state securities laws. No Person acquiring Common Stock from Fletcher pursuant to a public market purchase will thereby obtain any of the rights contained in this Agreement. This Agreement and the Certificate of Rights and Preferences constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof. Except as provided in this Section 21(b), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. Nothing in this Agreement shall prohibit Fletcher or any of its affiliates from engaging in any transaction in any stock index, portfolio or derivative of which Common Stock is a component.

(c) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and each of the parties hereto hereby submits to the exclusive jurisdiction of any state or federal court in the Southern District of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). Each of the parties hereto also agrees not to bring any Related Proceeding in any other court. Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

(d) Construction. Each party represents and acknowledges that, in the negotiation and drafting of this Agreement and the other instruments and documents required or contemplated hereby, it has been represented by and relied upon the advice of counsel of its choice. Each party hereby affirms that its counsel has had a substantial role in the drafting and negotiation of this Agreement and such other instruments and documents. Therefore, each party agrees that no rule of construction to the effect that any ambiguities are to be resolved against the drafter shall be employed in the interpretation of this Agreement and such other instruments and documents. The parties intend that each representation, warranty, covenant and investment right contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

(e)    Specific Enforcement. The parties stipulate that the remedies at law of the parties hereto in the event of any default or threatened default by any party in the performance of or compliance with any of the terms of this Agreement and the Certificate of Rights and Preferences are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. In particular, the parties acknowledge that the business of Company is unique and recognize and affirm that in the event Company or SAP breaches this Agreement, money damages would be inadequate and Fletcher would have no adequate remedy at law, so that Fletcher shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Company's and SAP's obligations hereunder not only by action for damages but also by action for specific performance, injunctive, and/or other equitable relief.

(f)    Remedies Cumulative. Any and all remedies set forth in this Agreement and the Certificate of Rights and Preferences: (i) shall be in addition to any and all other remedies the parties may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as each of the parties may elect. The exercise of any remedy by any party shall not be deemed an election of remedies or preclude such party from exercising any other remedies in the future. The prevailing party in any Related Proceeding shall be entitled to recover his or its reasonable attorneys' fees and costs (including experts' and witness fees and costs) from the unsuccessful party. Notwithstanding the foregoing provisions of this Section 21(f), the sole and exclusive remedy of Company against Fletcher for any loss or damage suffered as a result of any breach, failure to perform or other action or omission hereunder or under the Venture Operating Agreement (whether intentional or not) after the Initial Closing shall be a claim for damages not to exceed the amount of $500,000 in the aggregate, and in no event shall Company seek any other recovery, judgment or damages of any kind in excess of such amount or by any legal or equitable proceeding.

(g)   Obligations. Company and SAP agree that the parties have negotiated in good faith and at arms' length concerning the transactions contemplated herein, and that Fletcher would not have agreed to the terms of this Agreement without each and every of the terms, conditions, protections and remedies provided herein and in the Certificate of Rights and Preferences. Except as specifically provided otherwise in this Agreement, Company's and SAP's obligations to indemnify and hold Fletcher harmless in accordance with Section 18 of this Agreement are joint and several obligations of Company and SAP that Company and SAP promise to pay to Fletcher when and if they become due. Company and SAP shall record any such obligations on its books and records in accordance with U.S. generally accepted accounting principles.

(h)   Amendments. This Agreement may be amended, modified or supplemented in any and all respects, but only by a written instrument signed by the parties expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

(i)     Further Assurances. Each of the parties will cooperate with the other and use its best efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals and authorizations of all governmental bodies and other third-parties necessary to consummate the transactions contemplated by this Agreement.

(j)     Interpretation. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender and neuter gender of such term; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. generally accepted accounting principles; (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require; (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions; (v) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; (vi) the term "include" or "including" shall mean without limitation; (vii) the table of contents to this Agreement and all section titles or captions contained in this Agreement or in any Schedule or Exhibit annexed hereto or referred to herein are for convenience only and shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement; (viii) any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statues and references to all attachments thereto and instruments incorporated therein; and (ix) references to a Person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

(k)    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(l)     Time of Essence. Time shall be of the essence in this Agreement.

(m)   Currency. All dollar ($) amounts set forth herein and in the Certificate of Rights and Preferences refer to United States dollars. All payments hereunder and thereunder will be made in lawful currency of the United States of America.

(n)    Stock Events. Notwithstanding anything herein to the contrary, all measurements, definitions and references related to share prices and share numbers herein will be, in each instance, appropriately adjusted for stock splits, recombinations, stock dividends and the like.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, alt as of the day and year first above written.

Signature Page to agreement

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

SEVEN ARTS ENTERTAINMENT INC.

By:
Name:
Title:

SEVEN ARTS PICTURES PLC

By:
Name:
Title:

BRG INVESTMENTS, LLC

By:
Name:	Moez Kaba
Title:	Authorized Signatory

Signature Page to Agreement

TABLE OF CONTENTS

1.	PURCHASE AND SALE	1

2.	INITIAL CLOSING DELIVERIES	5

3.	SUBSEQUENT CLOSING DELIVERIES	6

4.	REPRESENTATIONS AND WARRANTIES OF COMPANY	7

5.	REGISTRATION PROVISIONS	16

6.	BENEFICIAL OWNERSHIP LIMITATION	20

7.	REPRESENTATIONS AND WARRANTIES OF FLETCHER	21

8.	FUTURE EQUITY ISSUANCES	22

9.	RESTATEMENTS	24

10.	COVENANTS OF COMPANY	25

11.	CHANGE OF CONTROL	27

12.	LEGEND	28

13.	CONDITIONS PRECEDENT TO FLETCHER'S OBLIGATIONS	28

14.	CONDITIONS PRECEDENT TO COMPANY'S OBLIGATIONS	30

15.	FEES AND EXPENSES	30

16.	NON-PERFORMANCE	30

17.	INDEMNIFICATION	31

18.	SURVIVAL OF THE REPRESENTATIONS, WARRANTIES, ETC	33

19.	NOTICES	33

20.	MISCELLANEOUS	34

i

65 Day Notice	20
Acquiring Person	1
Additional Issuance Price	6
Additional Preferred Shares	6
Agreement	1
Agreement Date Price	3
Blackout Period	18
Business Day	3
Certificate of Rights and Preferences	1
Change of Control	3
claim	11
Closing Date	2
Common Shares	3
Common Stock	3
Company	1
Company Financial Statements	24
Conversion Price	3
Covered Security	16
Daily Market Price	3
debt	11
Decrease	20
Dividend Payment Date	3
Domestication Transaction	15
Excess Dividend Amount	3
Excess Shares	17
Exchange Act	3
Excluded Issuance	23
FINRA	4
Fletcher	1
Fletcher Indemnified Party	31
Fletcher Notice	2
Fletcher Rights	2
Floor Price	4
Floor Price Surplus	4
Future Equity Issuance	22
Future Equity Issuance Description	22
Future Equity Issuance Notice	22
Increase	20
Indemnified Party	32
Indemnifying Party	32
Initial Closing	1
Initial Closing Date	1
Initial Closing Surplus	4
Initial Preferred Shares	1
Initial Registration Statement	16

Intellectual Property Rights	13
Investment Securities	4
Late Registration Statement	19
Later Issuance Price	23
Majority of the Series A Preferred Stock	4
Market	4
Material Adverse Effect	7
Maximum Number	20
Nasdaq CM	4
National Securities Exchange	4
Outside Date	26
Outstanding Share Notice	20
Person	4
Pre-Acquisition Price	4
Preferred Shares	2
Preferred Stock	1
Prevailing Market Price	4
Principal Listing Exchange	4
Proceeding	31
Projected Need	16
Prospectus	17
Redemption Price	5
Registration Adjustment Notice	19
Registration Adjustment Notice Deadline	19
Registration Adjustment Price	19
Registration Period	17
Registration Requirement	17
Registration Statement	15
Related Proceeding	35
Required Registration Date	16
Restatement	24
Restatement Adjustment Notice	24
Restatement Adjustment Notice Deadline	24
Restatement Date	24
Restatement Notice	24
Restatement Price	25
Rule 144	17
Sales Contract	18
SAP	1
SEC	9
SEC Filing	9
Securities Act	9
Subsequent Closing	2
Subsequent Closing Date	2
Subsequent Closing Surplus	5
Subsequent Investment	2
Venture	1
Venture Operating Agreement	5
Venture Units	1

ANNEX A

[FORM OF CERTIFICATE OF RIGHTS AND PREFERENCES]

A-1

CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES
OF
SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
OF
SEVEN ARTS ENTERTAINMENT INC.

SEVEN ARTS ENTERTAINMENT INC., a corporation organized and existing under the laws of the State of Nevada, hereby certifies that the following resolution was duly adopted by the Board of Directors of the Company effective as of [____________], 20[_____] pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, which authorizes the issuance of up to Fifty Million (50,000,000) shares of stock, par value $0.01 per share, and the Bylaws of the Company.

RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company by the Company's Articles of Incorporation, the Board of Directors hereby creates a series of preferred stock, herein designated and authorized as the Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, which shall consist of Three Hundred Thousand (300,000) of the Fifty Million (50,000,000) shares of stock which the Company now has authority to issue, and the Board of Directors hereby fixes the powers, designations and preferences and the relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof as follows:

1. Number. The number of shares constituting the Series A Cumulative Convertible Preferred Stock shall be Three Hundred Thousand (300,000).

2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

""Acquiring Person" means, in connection with any Change of Control, (i) the continuing or surviving Person of a consolidation or merger with the Company (if other than the Company), (ii) the transferee of all or substantially all of the properties or assets of the Company, (iii) the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iv) the entity or group acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Company's stockholders at which directors are elected, (v) in the case of a capital reorganization or reclassification, the Company, or (vi) at the election of Holders of a Majority of the Series A Preferred Stock, any Person that (A) controls the Acquiring Person directly or indirectly through one or more intermediaries, (B) is required to include the Acquiring Person in the consolidated financial statements contained in such Acquiring Person's Annual Report on Form 10-K (if such Acquiring Person is required to file such a report) or would be required to so include the Acquiring Person in such Acquiring Person's consolidated financial statements if they were prepared in accordance with U.S. generally accepted accounting principles and (C) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

1

"Acquiring Person Stock" means, in connection with a Change of Control, the Capital Stock for which the Common Stock are exchanged in such Change of Control (or if none, the most widely-held class of voting securities of the Acquiring Person).

"Acquisition Consideration" means, with respect to a Change of Control, the consideration, in the form of cash, securities or other assets per share of Common Stock issuable to any holder of shares of Common Stock in connection with such Change of Control.

"Articles" means the Articles of Incorporation of the Company, as amended.

"Board" means the Board of Directors of the Company.

"Business Day" has the meaning set forth in the Main Agreement.

"Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

"Certificate of Rights and Preferences" means this Certificate of Designations, Rights and Preferences of the Series A Preferred Stock.

"Change of Control" means (i) acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person or its Parent, Subsidiary or Affiliate (each as defined in Rule 12b-2 promulgated under the Exchange Act), other than a restructuring by the Company where outstanding shares of the Company are exchanged for shares of the Acquiring Person on a one-for-one basis and, immediately following the exchange, former stockholders of the Company own all of the outstanding shares of the Acquiring Person, (ii) a sale or other disposition of all or substantially all of the assets of the Company (on a consolidated basis) in a single transaction or series of related transactions, (iii) any tender offer, exchange offer, stock purchase or other transaction or series of related transactions by the Company in which the power to cast the majority of the eligible votes at a meeting of the Company's stockholders at which directors are elected is transferred to a single entity or group acting in concert, or (iv) a capital reorganization or reclassification of the Common Stock (other than a reorganization or reclassification in which the Common Stock are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the stockholders of the Company immediately prior to such transaction own the Common Stock or other voting stock of the Company in substantially the same proportions relative to each other as such stockholders owned immediately prior to such transaction). Notwithstanding anything contained herein to the contrary, the change in the state of incorporation of the Company shall not in and of itself constitute a Change of Control.

"Common Stock" means the Company's common stock, $0.01 par value.

"Company" means Seven Arts Entertainment Inc., a Nevada corporation.

2

""Conversion Cash Amount" is defined in Section 6(A)(iii). ""Conversion Closing" is defined in Section 6(A)(i). ""Conversion Closing Date" is defined in Section 6(A)(i). ""Conversion Notice" is defined in Section 6(A)(i).

""Conversion Price" means $1.176, subject to adjustment as set forth in this Certificate of Rights and Preferences and the Main Agreement and subject to adjustment for stock splits, recombinations, stock dividends and the like.

""Conversion Stock Amount" is defined in Section 6(A)(ii).

""Daily Market Price" means, with respect to the Common Stock or Acquiring Person Stock on any date, the amount per share of such Common Stock or Acquiring Person Stock equal to (i) the daily volume-weighted average price on such date on the Principal Listing Exchange or, if such security has no Principal Listing Exchange, the Market on which such security is then listed or, if no sale takes place on such date, the average of the closing bid and asked prices thereof on such date on the Principal Listing Exchange or, if such security has no Principal Listing Exchange, the Market on which such security is then listed, in each case as reported by Bloomberg, L.P. (or by such other Person as Holder and the Company may agree), or (ii) if such Common Stock or Acquiring Person Stock is not then listed or admitted to trading on a Market, the higher of (x) the book value per share thereof as determined by any firm of independent public accountants of recognized standing selected by the Board as of the last calendar day of any month ending within sixty (60) calendar days preceding the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by an independent, nationally recognized appraisal firm selected by Holders of a Majority of the Series A Preferred Stock and reasonably acceptable to the Company (whose fees and expenses shall be borne by Company), subject to adjustment for stock splits, recombinations, stock dividends and the like.

""Dividend Payment Date" is defined in Section 3(A). ""Dividend Period" is defined in Section 3(A). ""Dividend Rate" is defined in Section 3(A).

""Effective Election Notice" means an Election Notice following the 30th Business Day after its delivery to a Holder, which shall, after expiration of such thirty (30) Business Day period, supersede any prior Effective Election Notice.

""Election Notice" means the delivery by the Company to a Holder of a notice, substantially in the form attached as Annex I to the Main Agreement, signifying its election to deliver cash or shares of Common Stock in the event of a dividend, conversion or redemption, as the case may be.

""Exchange Act" means the Securities Exchange Act of 1934, as amended.

3

"Fletcher" means BRG Investments, LLC, a Delaware limited liability company, together with its successors.

"Floor Price" has the meaning set forth in the Main Agreement.

"Holder" means a holder of Series A Preferred Stock.

"Initial Redemption Notice" is defined in Section 6(B)(i).

"Issue Date" means with respect to any shares of Series A Preferred Stock the original date of issuance of such shares of Series A Preferred Stock.

"Junior Securities" means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series A Preferred Stock, including but not limited to Common Stock and any other class or series of Capital Stock issued by the Company or any Subsidiary of the Company on or after the date of the Main Agreement, but excluding any Parity Securities and Senior Securities issued (i) to Fletcher or its authorized assignees under the Main Agreement, (ii) with the approval of the Holders of a Majority of the Series A Preferred Stock or (iii) upon the conversion, redemption or exercise of securities described in clause (i) or (ii) in accordance with the terms thereof.

"Liquidation" means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets, which does not involve a distribution by the Company of cash or other property to the holders of Common Stock, be deemed to be a Liquidation.

"Liquidation Preference" is defined in Section 4.

"Main Agreement" means the Agreement dated as of December 31, 2010, between the Company and Fletcher, as amended, modified or supplemented from time to time in accordance with its terms, and including all schedules and exhibits thereto.

"Majority of the Series A Preferred Stock" means more than fifty percent (50%) of the then outstanding shares of Series A Preferred Stock.

"Market" has the meaning set forth in the Main Agreement.

"Parity Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with the Series A Preferred Stock.

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

"Pre-Acquisition Price" means (i) the Daily Market Price of the Common Stock on the date immediately preceding the date on which a Change of Control is consummated, or (ii) if a purchase, tender or exchange offer is made by the Acquiring Person (or by any of its affiliates) to the holders of the Common Stock and such offer is accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock, the greater of (x) the price determined in accordance with the provisions of the foregoing clause (i) of this sentence and (y) the Daily Market Price of the Common Stock on the date immediately preceding (A) in the case of a purchase, the date of acceptance of such offer by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock and (B) in the case of a tender or exchange offer, the date on which more than fifty percent (50%) of the outstanding shares of Common Stock shall have been accepted for payment pursuant to the terms of such tender or exchange offer.

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""Preferred Stock" means the Company's preferred stock authorized pursuant to the provisions of the Articles and Bylaws.

""Prevailing Market Price" means, with respect to the Common Stock or Acquiring Person Stock on any reference date, the average of the Daily Market Prices of such Common Stock or Acquiring Person Stock for the forty (40) Business Days ending on and including the third (3rd) Business Day before such reference date, but not greater than the average of the Daily Market Prices of such Common Stock or Acquiring Person Stock for any three (3) consecutive or non-consecutive Business Days (determined in Fletcher's sole discretion) of such forty (40) Business Day period and not greater than the Daily Market Price on the last day of such forty (40) Business Day period.

""Principal Listing Exchange" has the meaning set forth in the Main Agreement.

""Pro Forma Floor Price" as of a Dividend Payment Date means the Floor Price that would be in effect immediately following the payment of the dividend to be paid on such Dividend Payment Date after accounting for the issuance of any Registered Common Stock comprising all or a part of such dividend.

""Qualified Public Company" means a corporation meeting all of the following criteria: (i) the common stock of the corporation is registered under Section 12 of the Securities Exchange Act of 1934, as amended, (ii) the aggregate market value of the primary publicly traded class of common equity held by non-affiliates of such corporation as reported by Bloomberg L.P. on the reference date exceeds seven million dollars ($7,000,000), (iii) the average weekly reported volume of trading in such common stock on all national securities exchanges and/or reported through the Principal Listing Exchange as reported by Bloomberg L.P. during the four (4) calendar weeks preceding the reference date exceeds nine hundred thirty-seven thousand five hundred dollars ($937,500); provided, that upon and following a Change of Control, the dollar threshold in clause (ii) above shall be increased one hundred million dollars ($100,000,000) and the dollar threshold in clause (iii) shall be increased to three million dollars ($3,000,000).

""Redemption Cash Amount" is defined in Section 6(B)(iii).

""Redemption Closing" is defined in Section 6(B)(i).

5

"Redemption Closing Date" is defined in Section 6(B)(i). "Redemption Delivery Notice" is defined in Section 6(B)(i). "Redemption Excess Cash Amount" is defined in Section 6(B)(iii). "Redemption Notice" is defined in Section 6(B)(i).

"Redemption Price" means the greater of (i) the average of the Daily Market Price over the thirty (30) calendar day period ending three (3) calendar days prior to the date that the Initial Redemption Notice is delivered and (ii) the Floor Price, subject to adjustment as set forth in this Certificate of Rights and Preferences and the Main Agreement and subject to adjustment for stock splits, recombinations, stock dividends and the like.

"Redemption Stock Amount" is defined in Section 6(B)(ii).

"Registered Common Stock" means Common Stock the resale of which has been registered under the Securities Act and is freely tradable upon delivery.

"Restatement" has the meaning set forth in the Main Agreement.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"Senior Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series A Preferred Stock.

"Series A Preferred Stock" means the Series A Cumulative Convertible Preferred Stock of the Company or successor as contemplated by Section 6(F).

"Stated Value" is an amount equal to one hundred dollars ($100) per share of Series A Preferred Stock plus (x) any accrued and unpaid dividends (as of the date of determination, which for purposes of Sections 6(A) and 6(B) shall be any applicable Conversion Closing Date or Redemption Closing Date, respectively), whether or not declared and whether or not earnings are available in respect of such dividends and assuming solely for the purposes of this definition that such dividends are paid in cash in accordance with Section 6(A)(iii), and (y) any dividends declared on the Common Stock in an amount equal to the product of (A) the per-share dividend on Common Stock multiplied by (B) the number of shares of Common Stock issuable upon redemption or conversion (whichever is greater) of a share of Series A Preferred Stock on the date such dividend is declared on the Common Stock. In the event the Company shall declare a distribution on the Common Stock payable in securities or property other than cash, the value of such securities or property will be the fair market value. Any such securities shall be valued as follows: (i) if traded on a National Securities Exchange, the value shall be deemed to be the average of the closing prices of the securities on such National Securities Exchange over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration; (ii) if actively traded on another Market, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration; and (iii) if there is no active Market, the value shall be the fair market value thereof, as determined in good faith by the Board over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration.

6

""Stock Adjustment Ratio" means a fraction, (i) the numerator of which is the Daily Market Price of the Acquiring Person Stock determined as of the Business Day immediately preceding and excluding the date on which the Change of Control is consummated, and (ii) the denominator of which is the Pre-Acquisition Price.

""Subsequent Redemption Notice" is defined in Section 6(B)(i).

""Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a least a majority ownership interest.

The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

3. Dividends and Distributions.

(A)  Holders shall be entitled to receive out of the assets of the Company legally available for that purpose, dividends at the rate of twelve percent (12%) of the Stated Value per annum, subject to Section 3(E) (the ""Dividend Rate"), to be paid in accordance with the terms of this Section 3. Such dividends shall be fully cumulative from the Issue Date, shall accumulate daily regardless of whether the Company earns a profit and shall be payable in arrears, when and as declared by the Board, on the last day of each calendar month, commencing on [________], 20[___],1 and with respect to any share of Series A Preferred Stock that is converted or redeemed, upon the applicable Conversion Closing Date or Redemption Closing Date (each such date being herein referred to as a ""Dividend Payment Date"). The period from the Issue Date to[______], 20[__],2 and each monthly period between consecutive Dividend Payment Dates shall hereinafter be referred to as a ""Dividend Period." The dividend for any Dividend Period for any share of Series A Preferred Stock that is not outstanding on every calendar day of the Dividend Period shall be prorated based on the number of calendar days such share was outstanding during the period. Each such dividend shall be paid to Holders of record of the Series A Preferred Stock as their names appear on the share register of the Company on the Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date (including, without limitation, for purposes of computing the Stated Value of any shares of Series A Preferred Stock in connection with the conversion or redemption thereof or any Liquidation of the Company), to Holders of record on a date designated by the Board, not exceeding thirty (30) calendar days preceding the payment date thereof, as may be fixed by the Board. For purposes of determining the amount of dividends accrued as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the Dividend Rate for the actual number of calendar days elapsed from and including the Issue Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a three hundred sixty (360) day year.
__________________
1 Insert last day of the first full calendar month after the calendar month in which the Initial Closing Date occurs.

2 Insert last day of the first full calendar month after the calendar month in which the Initial Closing Date occurs.

7

(B)  Dividends payable on the Series A Preferred Stock may be paid, at the option of the Company, either in cash or by the issuance of Registered Common Stock; provided, however, that the Company's right to pay dividends on any Dividend Payment Date by the issuance of Registered Common Stock shall continue only (i) so long as the Company is a Qualified Public Company on the Dividend Payment Date and (ii) to the extent the Pro Forma Floor Price exceeds the Daily Market Price, in each case calculated as of such Dividend Payment Date. In the event the payment of a dividend by the issuance of Registered Common Stock would cause the Pro Forma Floor Price to exceed the Daily Market Price, the Company shall issue only such number of shares of Registered Common Stock, if any, as would cause the Pro Forma Floor Price to equal the Daily Market Price, and the remaining dividend shall be paid in cash. Subject to the foregoing provisions of this Section 3(B), payments on any Dividend Payment Date shall be made in Registered Common Stock unless an Effective Election Notice provides that such payments shall be made in cash. The number of shares of Registered Common Stock to be issued shall be determined by dividing the cash amount of the dividend otherwise payable by the Daily Market Price calculated as of such Dividend Payment Date; provided, however, if the Company shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, the number of shares of Registered Common Stock to be issued shall be adjusted to the extent appropriate to reflect such event. The number of shares of Registered Common Stock to be issued as a dividend shall be rounded up to the nearest whole share after aggregating all shares of Series A Preferred Stock owned by a Holder.

(C)   If, on any Dividend Payment Date, the Company fails to pay dividends, then until the dividends that were scheduled to be paid on such date are paid, such dividends shall cumulate and shall accrue additional dividends to and including the date of payment thereof at the Dividend Rate then in effect, compounded quarterly on each subsequent Dividend Payment Date. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day to day basis and shall be computed on the basis of a three hundred sixty (360) day year.

(D)  So long as any shares of the Series A Preferred Stock shall be outstanding, (i) the Company shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Junior Securities, (ii) the Company shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Parity Securities, except for dividends paid to the Company or any of its wholly-owned Subsidiaries and (iii) the Company shall not and shall not allow its Subsidiaries to repurchase, redeem or otherwise acquire for value or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, unless in each such case all dividends to which the Holders of the Series A Preferred Stock shall have been entitled to receive for all previous Dividend Periods shall have been paid and dividends on the Series A Preferred Stock for the subsequent four Dividend Periods shall have been designated and set aside in cash.

8

(E)  Whenever, at any time or times, dividends payable on any shares of Series A Preferred Stock shall be in arrears in an aggregate amount greater than six (6) monthly dividends, the Dividend Rate shall mean a rate equal to the greater of (i) fifteen percent (15%) per annum times the Stated Value and (ii) the Dividend Rate otherwise then in effect until such date that all accrued and unpaid dividends shall have been declared and paid in full.

(F)  In addition to the dividends provided in Section 3(A), each Holder shall be entitled to receive out of the assets of the Company legally available for that purpose, for each share of Series A Preferred Stock, dividends or other distributions declared on the Common Stock in an amount equal to the product of (x) the per-share dividend or distribution on the Common Stock multiplied by (y) the number of shares of Common Stock issuable upon redemption or conversion (whichever is greater) of a share of the Series A Preferred Stock on the date such dividend is declared. Such dividends or distributions shall be paid or distributed to the Holders no later than the date on which such dividends or distributions are paid to holders of the Common Stock.

(G)  If the Company pays any dividend in cash, the Company shall be entitled to deduct and withhold from such dividend on the Series A Preferred Stock such amounts as the Company is required to deduct and withhold with respect to such dividend under the Internal Revenue Code of 1986, as amended, or any other provision of state, local or foreign tax law. In the event the Company pays a dividend on the Series A Preferred Stock by issuing Registered Common Stock to a Holder, on the Business Day following the Dividend Payment Date, the Holder shall transfer to the Company by wire transfer an amount equal to what the Company is required under applicable law to deduct and withhold with respect to such dividend if it were paid in cash. For purposes of determining the withholding amount, the dividend value shall equal the applicable number of dividend shares multiplied by the Daily Market Price on the Dividend Payment Date.

9

4. Liquidation Preference. In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series A Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series A Preferred Stock held by the Holder equal to the greater of (a) the Stated Value per share to and including the date full payment is tendered to Holders with respect to such Liquidation and (b) the amount the Holder would have received if the Holder had converted all outstanding shares of Series A Preferred Stock into Common Stock in accordance with the provisions of Section 6(A) hereof or redeemed all outstanding shares of Series A Preferred Stock into Common Stock under Section 6(B) hereof (whichever is greater), in each case as of the Business Day immediately preceding the date of such Liquidation (such greater amount being referred to herein as the "Liquidation Preference"), before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series A Preferred Stock) upon the Liquidation of the Company. In case the assets of the Company available for payment to Holders are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series A Preferred Stock and all outstanding shares of Parity Securities and Senior Securities that, with respect to distributions upon Liquidation, are pari passu with the Series A Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to Holders of the Series A Preferred Stock and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among Holders of the Series A Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) calendar days prior to the payment date stated therein, to Holders of record of the Series A Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Company.

5. Voting Rights. The Holders shall have the following voting rights with respect to the Series A Preferred Stock:

(A) Each share of Series A Preferred Stock shall entitle the Holder thereof to the voting rights specified in Section 5(B) and Section 5(C) and no other voting rights except as required by law.

(B) The consent of Holders of at least a Majority of the Series A Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of Holders called for the purpose, shall be necessary to:

(i) amend, alter or repeal, by way of merger or otherwise, any of the provisions of the Articles, including the Certificate of Rights and Preferences, or Bylaws of the Company so as to:

A. change any of the rights, preferences or privileges of the Holders. Without limiting the generality of the preceding sentence, such change includes any action that would:

1. reduce the Dividend Rate or change the Dividend Payment Date on the Series A Preferred Stock, or make such dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of Holders of Series A Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company;

10

2. reduce the amount payable to Holders of the Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, or change the relative seniority of the liquidation preferences of Holders of the Series A Preferred Stock or the rights upon liquidation of the holders of any other capital stock of the Company; or

3. make the Series A Preferred Stock redeemable at the option of the Company.

B. authorize, create or issue any shares of Parity Securities or Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities).

(ii)  issue or sell or obligate itself to issue or sell any shares of Series A Preferred Stock other than pursuant to the Main Agreement;

(iii)  permit any Subsidiary of the Company to issue or sell, or obligate itself to issue or sell, except to the Company or any wholly owned Subsidiary, any security of such Subsidiaries;

(iv)  sell or obligate itself to sell, or permit any Subsidiary to sell or obligate itself to sell, in a single transaction or a series of related transactions, assets with a fair market value in excess of Five Hundred Thousand Dollars ($500,000), other than sales of assets on an arm's-length, fair market value basis;

(v)   increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock or amend any provisions of any Capital Stock so as to make such Capital Stock redeemable by the Company;

(vi)  enter into any transaction, including but not limited to any employment, compensatory, production, distribution, licensing, financing, acquisition, disposition or other transaction, between the Company or any of its Subsidiaries, on the one hand, and any director, officer or Affiliate of the Company or any of its Subsidiaries or their respective Affiliates or family members, on the other hand; or

(vii) enter into or amend any agreement or understanding with respect to any of the foregoing.

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(C)   The Holders of the Series A Preferred Stock shall be entitled to vote on all matters submitted for a vote to the holders of Common Stock as if they held a number of shares of Common Stock equal to the lesser of (i) the greater of the Conversion Stock Amount or the Redemption Stock Amount and (ii) the maximum number of shares of Common Stock permitted to be held at such time in accordance with the limitations in Section 6 of the Main Agreement.

6.  Conversion and Redemption.

(A)   Procedure for Conversion.

(i)     General. Shares of Series A Preferred Stock are convertible at the option of the Holder thereof at any time, from time to time, in whole or in part, as follows:

A.  The conversion of shares of Series A Preferred Stock may be effected by the delivery by the Holder to the Company of a duly executed written Preferred Stock Conversion Notice, in form and substance as attached to the Main Agreement as Annex J (the ""Conversion Notice"), by facsimile, mail or overnight courier delivery, to the Company's address set forth in Section 19 of the Main Agreement specifying the number of shares of Series A Preferred Stock to be converted.

B.  The closing of a conversion (a ""Conversion Closing") shall take place (a) on the later of (1) on the third (3rd) Business Day following and excluding the date the Conversion Notice is delivered and (2) such later date as the conditions set forth in Section 6(A)(ii) have been waived or satisfied or (b) any other date upon which the Holder and the Company mutually agree (the ""Conversion Closing Date").

(ii)    Conversion for stock. If a Conversion Notice is duly given with respect to shares of Series A Preferred Stock, then such shares of Series A Preferred Stock shall be converted into that number of shares of Registered Common Stock (or at the sole election of the Holder, unregistered Common Stock) equal to (A) the aggregate Stated Value of such shares divided by (B) the Conversion Price (the "'Conversion Stock Amount"). If the issuance of the Conversion Stock Amount would cause the limitations set forth in Section 6(a) of the Main Agreement to be exceeded, then, in addition to the Shares of Common Stock the Holder is permitted to receive under Section 6 of the Main Agreement, the Holder shall be entitled to receive, at its election, (A) an amount, paid in cash, equal to (x) the number of shares of Common Stock that the Holder would have been entitled to receive but for the limitations set forth in Section 6(a) of the Main Agreement, multiplied by (y) the Daily Market Price as of the Business Day immediately preceding the date of delivery of the Conversion Notice (the ""Conversion Excess Cash Amount") or (B) at such time that such limitations are no longer applicable, the number of shares of Common Stock that the Holder would have been entitled to receive but for the limitations set forth in Section 6(a) of the Main Agreement. On the applicable Conversion Closing Date, the Holder shall surrender the certificate(s) representing the shares of Series A Preferred Stock to be converted to the Company at the address set forth for notices to the Company in Section 19 of the Main Agreement, and the Company, at its expense (including payment by it of any applicable issue taxes), shall cause to be issued in the name of and delivered to the Holder the Conversion Stock Amount of duly authorized, validly issued, fully paid and non-assessable shares of Registered Common Stock (or, with the Holder's express written consent, unregistered Common Stock) as the Holder may direct, at the election of the Holder, (i) via the Depository Trust Company's Deposit and Withdrawal at Custodian (or DWAC) system or (ii) if DWAC is unavailable, by delivery of one or more original certificates representing shares of Common Stock delivered via Federal Express to the address instructed by the Holder in writing, and a copy of the airbill evidencing that such documents have been sent, and, if applicable, shall deliver to the Holder via wire transfer of immediately available U.S. funds cash equal to the Conversion Excess Cash Amount. It shall be a condition of the Holder's obligation to close on any Conversion Closing Date that each of the following is satisfied, unless expressly waived in writing by the Holder (which waiver may be given or withheld in the Holder's sole discretion and any such waiver shall apply solely to the Conversion Closing or Conversion Closings specified by the Holder and shall not obligate the Holder to provide any subsequent waiver):

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A.      (1) From and after the date of the Main Agreement through and including such Conversion Closing Date, the representations and warranties made by the Company in the Main Agreement shall be, and have been, true and correct, except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date; (2) From and after the date of the Main Agreement through and including such Conversion Closing Date, the Company shall be, and have been, in full compliance with all of the covenants and agreements in the Main Agreement; (3) On such Conversion Closing Date, the Company shall not possess any negative, material non-public information other than as shall have been filed with the SEC at least five (5) Business Days prior to and excluding such Conversion Closing Date; (4) All shares to be issued upon such conversion shall be registered under the Securities Act, shall be freely tradable and shall be duly listed and admitted to trading on a National Securities Exchange (unless, with respect to clause (4) only, the Holder expressly consents in writing to the issuance of unregistered Common Stock); and (5) On such Conversion Closing Date, the Holder shall have received on the date of such conversion a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company dated such Conversion Closing Date certifying as to clauses (1), (2), (3) and (4) of this Section 6(a)(ii)(A).

B.      On each Conversion Closing Date, the Company shall have delivered to the Holder (x) a Preferred Stock Conversion Delivery Notice, in form and substance as attached to the Main Agreement as Annex K and (y) the legal opinions described in Section 13(b) of the Main Agreement.

C.      As of the Conversion Closing Date, the Company shall have notified the Holders of all Restatements.

D.      The issuance of Common Stock shall not cause the limitations set forth in Section 6 of the Main Agreement to be exceeded.

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The Company shall use its best efforts to cause each of the foregoing conditions to be satisfied at the earliest practicable date. In the event a Conversion Notice is given and such conditions are not satisfied or waived prior to the third (3rd) Business Day following and excluding the date such Conversion Notice is delivered, then the Holder may, at its sole option, and at any time, withdraw the Conversion Notice by written notice to the Company regardless of whether such conditions have been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Conversion Notice and may submit a Conversion Notice or Redemption Notice on any future date with respect to the shares referenced in the withdrawn Conversion Notice and the Conversion Price or Redemption Price for such subsequent Conversion Notice or Redemption Notice shall be the lesser of (i) the Conversion Price or Redemption Price, as applicable, in effect at the time the withdrawn Conversion Notice was given, and (ii) the Conversion Price or Redemption Price in effect as of the subsequent Conversion Notice or Redemption Notice, as applicable. If the Company is unable to deliver a sufficient number of shares of Registered Common Stock to satisfy its obligations on such Conversion Closing Date, it shall instead deliver cash in an amount and in the manner provided in Section 6(A)(iii).

(iii)                 Conversion for cash. If an Effective Election Notice provides that the Company shall convert such shares for cash, then such shares shall be converted for cash in an amount equal to the product of (x) (1) the aggregate Stated Value of such shares divided by (2) the Conversion Price multiplied by (y) the Daily Market Price of Common Stock on the Business Day preceding the date the Conversion Notice is delivered (the ""Conversion Cash Amount"). If there is no Effective Election Notice that provides that the Company shall convert such shares for cash, then the redemption shall be for Common Stock, pursuant to Section 6(A)(ii). At such closing, the Holder shall surrender the certificate representing the shares of Series A Preferred Stock to be converted to the Company at the address set forth for notices to the Company in Section 19 of the Main Agreement, and the Company shall deliver to the Holder via wire transfer of immediately available U.S. funds cash equal to the aggregate Conversion Cash Amount of such shares. If the Company fails to tender cash as provided in this Section 6(A)(iii) on or before the Cash Closing Date, then the Holder may, at its sole option (and without limiting any other available remedies at law or in equity) elect to (1) withdraw the Conversion Notice by written notice to the Company and, after such withdrawal, shall have no further obligations with respect to such Conversion Notice and may submit a Conversion Notice or Redemption Notice with respect to the shares referenced in the withdrawn Conversion Notice at any time or (2) receive shares of Registered Common Stock as set forth in Section 6(A)(ii), in which case the Conversion Closing Date shall be the third (3rd) Business Day after and excluding the date on which the Holder notifies the Company in writing of such election.

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(iv)  Holder of record. Each conversion of Series A Preferred Stock shall be deemed to have been effected immediately before the close of business on the Business Day on which the Conversion Notice is delivered (except, that, for purposes of calculation of the Stated Value, dividends shall accrue until and including the Conversion Closing Date), and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion as provided in Section 6(A)(ii) shall be deemed to have become the holder or holders of record thereof. The foregoing notwithstanding, such conversion shall not be deemed effective if and as of the date that the Holder delivers written notice of withdrawal to the Company as set forth in Section 6(A)(ii) above.

(v)  Partial conversion. If any conversion is for only part of the shares represented by the certificate surrendered, the Company shall send a new Series A Preferred Stock certificate of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Series A Preferred Stock which have not been converted via reputable overnight courier to such address specified by the Holder.

(B)     Procedure for Redemption.

(i)  General. Shares of Series A Preferred Stock are redeemable at the option of the Holder thereof from time to time, in whole or in part at any time, as follows:

A.      The Holder may require the Company to redeem any or all shares of Series A Preferred Stock held by the Holder by delivering an optional redemption notice to the Company substantially in the form attached as Annex L to the Main Agreement (the first such notice, the "Initial Redemption Notice," and each subsequent such notice a "Subsequent Redemption Notice." The Initial Redemption Notice and any Subsequent Redemption Notice are referred to herein as a "Redemption Notice").

B.      The closing of a redemption (a "Redemption Closing") shall take place (a) on the later of (1) on the third (3rd) Business Day following and excluding the date the Redemption Notice is delivered and (2) such later date as the conditions set forth in Section 6(B)(ii) have been waived or satisfied or (b) any other date upon which the Holder and the Company mutually agree (the ""Redemption Closing Date").

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C. Upon the closing of such redemption, the Company shall deliver the Holder a duly executed written Preferred Stock Redemption Delivery Notice, in the form and substance as attached to the Main Agreement as Annex M (the ""Redemption Delivery Notice").

(ii)  Redemption for stock. If a Redemption Notice is duly given with respect to shares of Series A Preferred Stock, then such shares of Series A Preferred Stock to be redeemed shall be redeemed into that number of shares of Registered Common Stock (or at the sole election of the Holder, unregistered Common Stock) equal to the quotient of (A) the aggregate Stated Value of such shares divided by (B) the Redemption Price (the ""Redemption Stock Amount"). If the issuance of the Redemption Stock Amount would cause the limitations set forth in Section 6(a) of the Main Agreement, then, in addition to the number of Shares the Holder is permitted to receive under Section 6 of the Main Agreement, the Holder shall be entitled to receive, at its election (A) an amount, paid in cash, equal to (x) the number of shares of Common Stock that the Holder would have been entitled to receive but for the limitations set forth in Section 6(a) of the Main Agreement, multiplied by (y) the Daily Market Price as of the Business Day immediately preceding the date of delivery of the Redemption Delivery Notice (the ""Redemption Excess Cash Amount") or (B) at such time that such limitations are no longer applicable, the number of shares of Common Stock that the Holder would have been entitled to receive but for the limitations set forth in Section 6(a) of the Main Agreement. On the Redemption Closing Date, the Holder shall surrender the certificate(s) representing the shares of Series A Preferred Stock to be redeemed to the Company at the address set forth for notices to the Company in Section 19 of the Main Agreement, and the Company, at its expense (including payment by it of any applicable issue taxes), shall cause to be issued in the name of and delivered to the Holder the Redemption Stock Amount of duly authorized, validly issued, fully paid and non-assessable shares of Registered Common Stock (or, with the Holder's express written consent, unregistered Common Stock) as the Holder may direct, at the election of the Holder, (i) via the Depository Trust Company's Deposit and Withdrawal at Custodian (or DWAC) system or (ii) if DWAC is unavailable, by delivery of one or more original certificates representing shares of Common Stock delivered via Federal Express to the address instructed by the Holder in writing, and a copy of the airbill evidencing that such documents have been sent, and, if applicable, shall deliver to the Holder via wire transfer of immediately available U.S. funds cash equal to the Redemption Excess Cash Amount. It shall be a condition of the Holder's obligation to close on the applicable Redemption Closing Date that each of the following is satisfied, unless expressly waived in writing by the Holder (which waiver may be given or withheld in the Holder's sole discretion and any such waiver shall apply solely to the Redemption Closing or Redemption Closings specified by the Holder and shall not obligate the Holder to provide any subsequent waiver):

16

A.      (1) From and after the date of the Main Agreement through and including such Redemption Closing Date, the representations and warranties made by the Company in the Main Agreement shall be, and have been, true and correct, except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date; (2) From and after the date of the Main Agreement through and including such Redemption Closing Date, the Company shall be, and have been, in full compliance in all material respects with all of the covenants and agreements in the Main Agreement; (3) On such Redemption Closing Date, the Company shall not possess any negative, material non-public information other than as shall have been filed with the SEC at least five (5) Business Days prior to and excluding such Redemption Closing Date; (4) All shares to be issued upon such redemption shall be registered under the Securities Act, shall be freely tradable and shall be duly listed and admitted to trading on a National Securities Exchange (unless, with respect to clause (4) only, the Holder expressly consents in writing to the issuance of unregistered Common Stock); and (5) On such Redemption Closing Date, the Holder shall have received on the date of such redemption a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company dated such Redemption Closing Date certifying as to clauses (1), (2), (3) and (4) of this Section 6(B)(ii)(A).

B.      On the Redemption Closing Date, the Company shall have delivered to the Holder (x) a Preferred Stock Redemption Delivery Notice and (y) the legal opinions described in Section 13(b) of the Main Agreement.

C.      As of the Redemption Closing Date, the Company shall have notified the Holders of all Restatements.

D.      The issuance of Common Stock shall not cause the limitations set forth in Section 6 of the Main Agreement to be exceeded.

The Company shall use its best efforts to cause each of the foregoing conditions to be satisfied at the earliest practicable date. If such conditions are not satisfied or waived prior to the third (3rd) Business Day following and excluding the date the Redemption Notice is delivered, then the Holder may, at its sole option, and at any time, withdraw the Redemption Notice by written notice to the Company regardless of whether such conditions have been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Redemption Notice and may submit a Redemption Notice or Conversion Notice with respect to the shares referenced in the withdrawn Redemption Notice at any time and the Redemption Price or Conversion Price for such subsequent Redemption Notice or Conversion Notice shall be the lesser of (i) the Redemption Price or Conversion Price, as applicable, in effect at the time the withdrawn Redemption Notice was given, and (ii) the Redemption Price or Redemption in effect as of the subsequent Conversion Notice or Redemption Notice, as applicable. If the Company is unable to deliver a sufficient number of shares of Registered Common Stock (or at the sole election of the Holder, unregistered Common Stock) to satisfy its obligations on such Redemption Closing Date, it shall instead deliver cash in an amount and in the manner provided in Section 6(B)(iii).

17

(iii)  Redemption for cash. If an Effective Election Notice provides that the Company shall redeem shares of Series A Preferred Stock for cash, then such shares shall be redeemed for cash in an amount equal to the product of (x) the Redemption Stock Amount (as defined above) multiplied by (y) the Daily Market Price of Common Stock on the Business Day preceding the date the Redemption Notice is delivered (the ""Redemption Cash Amount"). If there is no Effective Election Notice that provides that the Company shall convert shares of Series A Preferred Stock for cash, then the redemption of such shares shall be for Common Stock, pursuant to Section 6(B)(ii). At such closing, the Holder shall surrender the certificate(s) representing the shares of Series A Preferred Stock to be redeemed to the Company at the address set forth for notices to the Company in Section 19 of the Main Agreement, and the Company shall deliver to the Holder via wire transfer of immediately available U.S. funds cash equal to the aggregate Redemption Cash Amount of such shares. If the Company fails to tender cash as provided in this Section 6(B)(iii) on or before the Redemption Closing Date, then the Holder may, at its sole option (and without limiting any other available remedies at law or in equity) elect to (1) withdraw the Redemption Notice by written notice to the Company and, after such withdrawal, shall have no further obligations with respect to such Redemption Notice and may submit a Redemption Notice or Conversion Notice with respect to the shares referenced in the withdrawn Redemption Notice at any time or (2) receive shares of Registered Common Stock (or, at the sole election of the Holder, unregistered Common Stock) as set forth in Section 6(B)(ii), in which case the Redemption Closing Date shall be the third (3rd) Business Day after and excluding the date on which the Holder notifies the Company in writing of such election.

(iv)  Holder of record. Each redemption of Series A Preferred Stock shall be deemed to have been effected immediately before the close of business on the Business Day on which the Redemption Notice is delivered (except, that, for the purposes of calculation of the Stated Value, dividends shall accrue until and including the Redemption Closing Date), and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such redemption as provided in Section 6(B)(ii) shall be deemed to have become the holder or holders of record thereof. The foregoing notwithstanding, such redemption shall not be deemed effective if and as of the date that the Holder delivers written notice of withdrawal to the Company as set forth in Section 6(B)(ii) above.

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(v)  Partial redemption. If any redemption is for only part of the shares represented by the certificate surrendered, the Company shall send a new Series A Preferred Stock certificate of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Series A Preferred Stock which have not been redeemed via reputable overnight courier to such address specified by the Holder.

(C) The Company shall at all times reserve for issuance such number of its shares of Common Stock as shall be required under the Main Agreement.

(D) The Company will procure, at its sole expense, the listing of the Common Stock issuable upon conversion or redemption of the Series A Preferred Stock and shares issuable as dividends hereunder, subject to issuance or notice of issuance, on all stock exchanges and quotation systems on which the Common Stock is then listed or quoted, no later than the date on which such Series A Preferred Stock is issued to the Holder and thereafter shall use its best efforts to prevent delisting or removal from quotation of such shares. The Company will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion or redemption of shares of the Series A Preferred Stock.

(E)  No fractional shares or scrip representing fractional shares shall be issued upon the conversion or redemption of the Series A Preferred Stock. If any such conversion or redemption would otherwise require the issuance of a fractional share of Common Stock, an amount equal to such fraction multiplied by the current Daily Market Price per share of Common Stock on the date of conversion or redemption shall be paid to the Holder in cash by the Company. If more than one share of Series A Preferred Stock shall be surrendered for conversion or redemption at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion or redemption thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

(F)  Change of Control.

(i)  On the date a public announcement is made of the Company's or any other Person's intention or agreement to engage in a transaction or series of transactions that may result in a Change of Control, the Conversion Price and the Redemption Price shall be adjusted as provided in Section 11 of the Main Agreement. The provisions of this Section 6(F)(i) shall be effective prior to, and regardless of, the effectiveness of the provisions of Section 6(F)(ii) or (iii) of this Certificate of Rights and Preferences.

(ii)  If on or after the Main Agreement Date, a Change of Control or plan or proposal with respect thereto is publicly announced, proper provision shall be made as follows:

19

A. Contingent Conversion. Between the date a Change of Control is announced and the effective date of the Change of Control, each Holder at its sole option shall continue to have the right to submit to the Company Conversion Notices in accordance with the terms and conditions of this Certificate of Rights and Preferences. In addition, each Holder at its sole option may elect to submit to the Company a special notice (a ""Contingent Conversion Notice") to convert all or part of its shares of Series A Preferred Stock in connection with such Change of Control; in which case, notwithstanding the provisions of Section 6(A):

1. the effectiveness of such contingent conversion shall be conditional upon the effectiveness of the Change of Control;

2. the Holder shall have the right to deliver a notice to withdraw such Contingent Conversion Notice until the effective date of such Change of Control; and

3. if such Contingent Conversion Notice shall not have been withdrawn, then on the effective date of such Change of Control, the Holder shall receive the Acquisition Consideration per share of Common Stock issuable to any other holder of shares of Common Stock in connection with such Change of Control based upon the number of shares of Common Stock into which the Holder's shares of Series A Preferred Stock would be converted had the Holder converted such shares on the Business Day immediately preceding the date on which such Change of Control occurs.

B. Contingent Redemption. Between the date a Change of Control is announced and the effective date of the Change of Control, each Holder at its sole option shall continue to have the right to submit to the Company Redemption Notices in accordance with the terms and conditions of this Certificate of Rights and Preferences. In addition, each Holder at its sole option may elect to submit to the Company a special notice (a ""Contingent Redemption Notice") to redeem all or part of its shares of Series A Preferred Stock in connection with such Change of Control; in which case, notwithstanding the provisions of Section 6(B):

1. the effectiveness of such contingent redemption shall be conditional upon the effectiveness of the Change of Control;

2. the Holder shall have the right to deliver a notice to withdraw such Contingent Redemption Notice until the effective date of such Change of Control; and

3. if such Contingent Redemption Notice shall not have been withdrawn, then on the effective date of such Change of Control, the Holder shall receive the Acquisition Consideration per share of Common Stock issuable to any other holder of shares of Common Stock in connection with such Change of Control based upon the number of shares of Common Stock into which the Holder's shares of Series A Preferred Stock would be redeemed had the Holder redeemed such shares on the Business Day immediately preceding the date on which such Change of Control occurs.

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(iii)  If the Company on or after the Main Agreement Date is party to any Change of Control:

A.  The Company shall not enter into an agreement with any Acquiring Person that may result in a Change of Control unless such agreement expressly requires the Acquiring Person to assume, by written instrument delivered to, and reasonably satisfactory to, Holders of a Majority of the Series A Preferred Stock, all of the Company's obligations with respect to the Series A Preferred Stock under this Certificate of Rights and Preferences in a manner consistent with paragraph (B) below, and such Acquiring Person shall have similarly delivered to the Holders an opinion of counsel for such Acquiring Person, which counsel shall be  reasonably satisfactory to Holders of a Majority of the Series A Preferred Stock, stating that the rights of Holders under this Certificate of Rights and Preferences shall thereafter continue in full force and effect and the terms hereof.

B.  Regardless of whether the Acquiring Person expressly assumes the Company's obligations under this Certificate of Rights and Preferences, proper provision shall be made so that, from and after the date of the Change of Control, upon the basis and the terms and in the manner provided herein, each Holder of unconverted and unredeemed shares of Series A Preferred Stock shall be entitled to receive equivalent rights as those provided in this Certificate of Rights and Preferences, including, without limitation, the voting, dividend, conversion, redemption and liquidation rights contained herein as if:

1. all references to the Company in this Certificate shall be references to the Acquiring Person,

2. all references to Common Stock in this Certificate shall be references to the Acquiring Person Stock, and

3.  if the Acquiring Person is an entity other than the Company, then each of the Dividend Rate, Conversion Price and Redemption Price shall be adjusted to equal such Dividend Rate, Conversion Price and Redemption Price as then in effect, multiplied by the Stock Adjustment Ratio.

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7. Restatements. If any Restatement occurs, then each Holder shall have the rights, and the Company shall have the obligations, set forth in Section 9 of the Main Agreement with respect to the Series A Preferred Stock.

8. Status of Converted and Redeemed Shares; Limitations on Series A Preferred Stock. The Company shall return to the status of unauthorized and undesignated shares of Preferred Stock each share of Series A Preferred Stock which shall be converted, redeemed or for any other reason acquired by the Company, and such shares thereafter may have such characteristics and designations as the Board may determine (subject to Section 5), provided, however, no share of Series A Preferred Stock which shall be converted, redeemed or otherwise acquired by the Company shall thereafter be reissued, sold or transferred by the Company as Series A Preferred Stock. The Company will not issue any further shares of Series A Preferred Stock.

9. Miscellaneous. Notwithstanding anything herein to the contrary, all measurements and references related to share prices and share numbers herein shall be, in each instance, appropriately adjusted for stock splits, recombinations, stock dividends and the like.

22

IN WITNESS WHEREOF, this Certificate of Rights and Preferences has been signed on behalf of the Company by its President and attested to by its Secretary, all as of [       ], 20[  ].

SEVEN ARTS ENTERTAINMENT INC.

By:
Name:
Title:

Name:
Title:

23

ANNEX B

[FORM OF FLETCHER NOTICE]

[date]

Seven Arts Entertainment Inc. 1801 Century Park East Suite 1830
Los Angeles, CA 90067
Attention:      Peter Hoffman
Facsimile:       (323) 372-3088
Email:               phoffman@7artspictures.com

Ladies and Gentlemen:

Reference is made to the Agreement (the "'Agreement") dated as of December 31, 2010 by and among Seven Arts Entertainment, Inc. ("Company"), Seven Arts Pictures PLC ("SAP") and BRG Investments, LLC ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

Fletcher hereby elects to exercise the Fletcher Right to purchase from Company_________Additional Preferred Shares at a price per share equal to $100.00, for an aggregate purchase price of_________  dollars ($ _____).1 Fletcher hereby elects to pay such purchase price [in cash] [by the issuance of________Venture Units].

BRG INVESTMENTS, LLC

By:
Name:
Title:

______________________
1Insert amount equal to $100 multipled by the number of shares of Preffered Stock being purchased pursuant to this Fletcher Notice.

B-1

ANNEX C

[FORM OF COMPANY ELECTION TO PAY CASH IN LIEU OF SHARES]

[date]

BRG Investments, LLC
c/o Fletcher Asset Management Inc.
48 Wall Street Address, 5th Floor
New York, NY 10005
Attn: Jon Farkas

Ladies and Gentlemen:

Reference is made to the Agreement (the "'Agreement") dated as of December 31, 2010 by and among Seven Arts Entertainment, Inc. ("Company"), Seven Arts Pictures PLC ("SAP") and BRG Investments, LLC ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

Company acknowledges receipt of the Fletcher Notice, dated as of______, 20___ , electing to purchase________Additional Preferred Shares in exchange for a purchase price consisting of _____Venture Units. Pursuant to Section 1(d) of the Agreement, Company hereby elects, in lieu of issuing Fletcher such Additional Preferred Shares, to pay for such Venture Units by paying Fletcher an amount equal to one hundred dollars ($100.00) for each Additional Preferred Share that was otherwise to be issued.

SEVEN ARTS ENTERTAINMENT, INC.

By:
Name:

C-1

ANNEX D

[FORM OF VENTURE OPERATING AGREEMENT]

D-1

LOWER NINE FILMS LLC

(a Delaware Limited Liability Company)

LIMITED LIABILITY COMPANY AGREEMENT

[     ], 20 [   ]

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH MEMBERSHIP INTERESTS MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLE SS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE MEMBERSHIP INTERESTS REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS, AND CONDITIONS WHICH ARE SET FORTH HEREIN.

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT dated as of [    ], 20 [_] of Lower Nine Films LLC, a Delaware limited liability company (the "Company"), is entered into by and among the Members of the Company effective on the date hereof.

WITNESSETH:

WHEREAS, the Company was formed pursuant to the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on December 21, 2010 (the "Certificate");

WHEREAS, the Company was governed by that certain Limited Liability Company Agreement, dated as of December 23, 2010 (the "Original Agreement"), pursuant to which BRG Investments, LLC ("BRG"), was the initial and sole member of the Company and contributed cash and other property valued at $10,000,000 to the Company;

WHEREAS, pursuant to an Agreement, dated as of December 31, 2010 (the "Purchase Agreement"), between BRG and Seven Arts Entertainment Inc. ("Seven Arts"), BRG has assigned certain membership interests in the Company to Seven Arts in exchange for certain consideration as set forth in the Purchase Agreement;

WHEREAS, the purpose of this Agreement is to amend and restate the Original Agreement to admit Seven Arts as a Member and set forth the Members' mutual agreement with respect to the operation of the Company;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein made and intending to be legally bound, the parties hereby agree that the Original Agreement is amended and restated in its entirety as follows:

ARTICLE I
DEFINITIONS

When used in this Agreement, unless the context otherwise requires, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

1.1 "Act" means the Delaware Limited Liability Company Act, 6 Delaware Sections 18-101, et seq., as amended from time to time, and any successor to such statute.

1.2 "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

1

(a) Credit to such Capital Account any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5);

(b) Credit to such Capital Account the amount of the deductions and losses referable to any outstanding recourse liabilities of the Company owed to or guaranteed by such Member to the extent that no other Member bears any economic risk of loss and the amount of the deductions and losses referable to such Member's share (determined in accordance with the Member's Percentage Interest) of outstanding recourse liabilities owed by the Company to non-Members to the extent that no Member bears any economic risk of loss; and

(c) Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

1.3 "Affiliate" of a Person means any Person or entity that directly or indirectly controls, is controlled by or is under common control with, the Person in question, including, without limitation, any general partner of such Person.

1.4 "Agreement" means this Limited Liability Company Agreement, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

1.5 "Approval of the Members" means, with respect to any action, decision or proposal, that such action, decision or proposal has received the consent, approval or vote of Members holding Units representing greater than fifty percent (50%) of the Percentage Interests.

1.6 "BRG" has the meaning set forth in the recitals hereto.

1.7 "Capital Account" means a capital account established and maintained for each Member in accordance with Section 4.3.

1.8 Capital Contribution" means a contribution in cash or property to the capital of the Company (and if required by the context of this Agreement, shall also refer to the total amount of cash and the fair market value of property so contributed, as such fair market value is determined by the Managing Member in its sole discretion).

1.9 "Certificate" has the meaning set forth in the recitals hereto.

1.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

1.11 "Company" has the meaning set forth in the preamble hereto.

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1.12 "Company Minimum Gain" has the meaning ascribed to the term "Partnership Minimum Gain" in Regulations Section 1.704-2(d).

1.13 "Fiscal Year" means the Company's fiscal year, which shall be the calendar year, or any portion of such period for which the Company is required to allocate Net Profits, Net Losses, or other items of Company income, gain, loss, or deduction pursuant hereto.

1.14 "Managing Member" means BRG, as the managing member of the Company, or any Affiliate of BRG to which BRG assigns its rights and responsibilities as managing member of the company.

1.15 "Member" means each Person who (a) (i) is an initial Member identified on the Schedule of Members, (ii) has been admitted to the Company as a Member in accordance with this Agreement, or (iii) is an assignee who has become a Member in accordance with Article VII, and (b) has not retired, resigned, withdrawn, been expelled or removed, or, if other than an individual, dissolved.

1.16 "Member Nonrecourse Debt" has the meaning ascribed to the term "Partner Nonrecourse Debt" in Regulations Section 1.704-2(b)(4).

1.17 "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

1.18 "Member Nonrecourse Deductions" means items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures that are attributable to Member Nonrecourse Debt or to other liabilities of the Company owed to or guaranteed by a Member to the extent that no other Member bears the economic risk of loss.

1.19 "Membership Interest" means a Member's entire interest in the Company including the Member's right to share in income, gains, losses, deductions, credits, or similar items of, and to receive distributions from, the Company pursuant to this Agreement and the Act, the right to vote or participate in the management of the Company to the extent herein provided or as specifically required by the Act, and the right to receive information concerning the business and affairs of the Company.

1.20 "Net Profits" and "Net Losses" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

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(a)      Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be added to such taxable income or loss;

(b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(c) In the event the book value of any Company asset is adjusted as a result of the application of Regulations Section 1.704-1(b)(2)(iv)(e) or Regulations Section 1.704-1(b)(2)(iv)(f), determined in the sole discretion of the Managing Member, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the book value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its book value;

(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account book depreciation, amortization, and other cost recovery deductions for such Fiscal Year, computed in accordance with Regulations Section 1.704-1(b)(2)(iv)(g); and

(f) Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 7.3 or 7.4 hereof shall not be taken into account in computing Net Profits or Net Losses (the amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Sections 7.3 and 7.4 hereof shall be determined by applying rules analogous to those set forth in clauses (a) through (e) above).

The foregoing definition of Net Profits and Net Losses is intended to comply with the provisions of Regulations Section 1.704-1(b) and shall be interpreted consistently therewith. In the event the Managing Member determines that it is prudent to modify the manner in which Net Profits and Net Losses are computed in order to comply with such Regulations, the Managing Member may make such modification.

1.21 "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1).

1.22 "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.704-2(b)(3).

1.23 "Original Agreement" has the meaning set forth in the recitals hereto.

1.24 "Percentage Interest" means, as of any date and with respect to each Member, that fraction, expressed as a percentage, having as its numerator the number of Units then held by such Member and having as its denominator the number of Units then held by all Members.

1.25 "Permitted Transfer" has the meaning set forth in Section 8.3.

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1.26 "Person" means any individual or entity including, without limitation, any corporation, partnership, limited liability company, trust or unincorporated association.

1.27 "Picture" has the meaning set forth in Section 5.10.

1.28 "Purchase Agreement" has the meaning set forth in the recitals hereto.

1.29 "Regulations" means the regulations currently in force from time to time as final or temporary that have been issued by the U.S. Department of the Treasury pursuant to its authority under the Code. If a word or phrase is defined in this Agreement by cross-referencing the Regulations, then to the extent the context of this Agreement and the Regulations require, the term "Member" shall be substituted in the Regulations for the term "partner", the term "Company" shall be substituted in the Regulations for the term "partnership", and other similar conforming changes shall be deemed to have been made for purposes of applying the Regulations.

1.30 "Regulatory Allocations" has the meaning set forth in Section 7.4.

1.31 "Safe Harbor Election" has the meaning set forth in Section 9.8(b).

1.32 "Schedule of Members" means the means the schedule attached as Exhibit A hereto, as it may be amended from time to time by the Managing Member in accordance with this Agreement.

1.33 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as amended from time to time.

1.34 "Seven Arts" has the meaning set forth in the recitals hereto.

1.35 "Specified Pictures" means the Pictures set forth on the schedule attached as Exhibit B hereto.

1.36 "Submission Package" has the meaning set forth in Section 5.10.

1.37 "Tax Advances" has the meaning set forth in Section 6.3.

1.38 "Transfer" means any direct or indirect sale, transfer, assignment, hypothecation, encumbrance or other disposition, whether voluntary or involuntary, whether by gift, bequest, operation of law or otherwise. In the case of a hypothecation, the Transfer shall be deemed to occur both at the time of the initial pledge and at any pledgee's sale or a sale by any secured creditor.

1.39 "Units" means units representing Membership Interests in the Company having the rights, preferences and privileges set forth in this Agreement.

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ARTICLE II
ORGANIZATION

2.1 Formation of Company. The Company has been formed as, and the Members agree to continue, a limited liability company under and pursuant to the Act. The rights and liabilities of the Members shall be as provided in the Act, except as otherwise expressly provided in this Agreement. The Membership Interests of each Member shall be personal property for all purposes.

2.2 Name. The name of the Company is "Lower Nine Films LLC." However, upon compliance with applicable laws, the business of the Company may be conducted under any other name approved by the Managing Member; provided, that such name contains the words "Limited Liability Company" or the designation "LLC."

2.3 Term. The term of the Company commenced on the date of the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until the Company is dissolved in accordance with the provisions of this Agreement.

2.4 Principal Office; Registered Agent. The Company shall maintain an office and principal place of business at 807 Esplandade Avenue, New Orleans, Louisiana 70116, or at such other place or places in the United States of America as the Managing Member may determine from time to time. The registered office of the Company in the State of Delaware is at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the Company's registered agent in the State of Delaware for service of process is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

2.5 Purpose of Company. The Company is organized for the purpose of transacting any or all lawful business for which limited liability companies may be organized under the Act, including, without limitation, producing and acquiring motion picture content, developing new digital distribution platforms, investing in public and private companies, investing in investment funds, acquiring financial instruments and engaging in any other business or activity that the Managing Member deems appropriate. The Company may exercise all powers necessary, suitable or convenient for the accomplishment of its purposes. The Company may act alone or with others, as principal or agent, and may form additional subsidiaries and enter into agreements with other Persons, including Members and their Affiliates, for the purposes described in this Section 2.5.

2.6 Filings and Other Actions. The Managing Member and each of the officers of the Company are hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed in the office of the Secretary of State of the State of Delaware. The Managing Member and each such officer is also authorized to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. Laura Brady has executed and filed the Certificate with the Secretary of State of the State of Delaware as an authorized person within the meaning of the Act. Such execution and filing is hereby ratified and confirmed in all respects.

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ARTICLE III

MEMBERS; UNITS

3.1  Limited Liability. The personal liability of the Members (including the Managing Member), as such, to the Company is eliminated or limited to the fullest extent permitted under the Act. Except as required under the Act or as expressly set forth in this Agreement, no Member (including the Managing Member) shall be personally liable for any debt, obligation, or liability of the Company, whether that debt, obligation, or liability arises in contract, tort or otherwise. A Member shall only be liable to the extent of its obligation to make Capital Contributions, if any, pursuant to Section 4.1, and to return distributions to the extent provided in Section 6.5.

3.2  Members. The Members of the Company are those Persons named on the Schedule of Members, as amended from time to time to reflect any changes in the membership of the Company or ownership of the Units. No Person shall be considered a Member or admitted as a Member unless such Person is (i) named in this Agreement or (ii) admitted as a Member of the Company in accordance with this Agreement.

3.3  Units. The Company is authorized to issue Membership Interests represented by Units. The number of authorized Units shall initially be 100,000. Each Unit shall include, to the extent provided by this Agreement or the Act, (i) the right to cast one vote on all issues to be approved by the Members, (ii) the right to share in the Net Profits, Net Losses or similar items of the Company as provided in this Agreement, (iii) the right to receive distributions from the Company as provided in this Agreement, and (iv) the right to demand information concerning the business and affairs of the Company, as and to the extent provided in this Agreement and under the Act. The Managing Member may split or combine the number of Units into additional or fewer Units, with all per Unit economic terms to be adjusted so as not to affect the overall economic relationships among the Members. The Units of each Member shall be personal property for all purposes.

3.4  Issuance of Additional Units. In the event the Managing Member accepts additional Capital Contributions in accordance with Section 4.2, the Managing Member shall also have the authority, in its sole discretion, to approve all aspects of any such additional Capital Contribution, such as the amount and nature of the consideration to be contributed to the Company, the number and type of Units to be received by the Person making such Capital Contribution, the resulting dilution of interest to be incurred by the other Members, and the extent to which Members will participate in the allocations and distributions of the Company as a result thereof. The Managing Member, in its sole discretion, may increase the authorized number of Units or create one or more additional classes of Units to accommodate the foregoing. The Managing Member may amend this Agreement in order to reflect any additional Capital Contribution or issuance of Units pursuant to this Section 3.4.

3.5  Admission of Additional Members. Except in the event of the issuance of Units to a Person who is not already a Member pursuant to Section 3.5 or as provided in Article VII, no additional Members shall be admitted to the Company.

3.6  Transactions with the Company. Subject to any limitations set forth in this Agreement, and if authorized by the Managing Member, a Member may lend money to and transact other business with the Company. Subject to applicable law, such Member has the same rights and obligations with respect thereto as a Person who is not a Member.

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3.7  Meetings and Voting. The Members will not be required to hold annual, regular or special meetings. Any actions required by the Act or this Agreement to be taken by the Members may be taken by them, without a meeting, by written consent signed by the requisite Members. The Members shall not be entitled to any voting or consent rights, except as otherwise required by the Act.

3.8  Members Are Not Agents. No Member acting solely in the capacity of a Member is an agent of the Company, nor can any Member acting solely in the capacity of a Member bind the Company or execute any instrument on behalf of the Company.

3.9  No Withdrawal. Except as provided in Articles VIII and X hereof, no Member may withdraw, retire, or resign from the Company without the prior consent of the Managing Member.

3.10  Redemption. The Managing Member shall have the right, at any time, to redeem all or any portion of the Units of any Member for a redemption price equal to the fair market value of such Units, as determined by the Managing Member in its sole discretion. Such redemption price may be paid, at the election of the Managing Member, in cash or in kind, with the fair market value of any asset determined by the Managing Member in its sole discretion.

ARTICLE IV
CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

4.1  Initial Capital Contributions and Capital Account Balances. Each Member has previously made (or has succeeded to) the Capital Contribution specified for such Member on the Schedule of Members and has the Capital Account balance as of the date of this Agreement specified on the Schedule of Members.

4.2  Additional Capital Contributions. Except as provided in Section 5.8(b) hereof, no Member shall be required to make any additional Capital Contribution. The Managing Member is permitted at any time and from time to time to accept additional Capital Contributions to the Company from any Person, including any Member, if the Managing Member determines that such additional Capital Contributions are necessary or appropriate for the conduct of the Company's business and affairs.

4.3  Capital Accounts. The Company shall establish an individual Capital Account for each Member. The Company shall determine and maintain each Capital Account in accordance with Regulations Section 1.704-1(b)(2)(iv) and, in pursuance thereof, the following provisions shall apply:

(a)     To each Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's allocated share of Net Profits and any items in the nature of income or gain that are specially allocated pursuant to Section 6.4 or Section 6.5 hereof, and the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member;

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(b) To each Member's Capital Account there shall be debited the amount of cash and the fair market value of any property distributed to such Member pursuant to any provision of this Agreement, such Member's allocated share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.4 or Section 6.5 hereof, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company;

(c) In the event all or a portion of a Membership Interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest; and

(d) In determining the amount of any liability for purposes of Sections 4.3(a) and 4.3(b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing Member determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Managing Member may make such modification.

4.4  No Interest. No Member shall be entitled to receive any interest on such Member's Capital Contributions.

4.5  No Withdrawal. No Member shall have the right to withdraw such Member's Capital Contributions or to demand and receive property of the Company or any distribution in return for such Member's Capital Contributions, except as may be specifically provided in this Agreement or required by law.

4.6  Creditors. The provisions of this Agreement are intended solely to benefit the Members and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any contribution or payments to the Company.

ARTICLE V
MANAGEMENT

5.1  Exclusive Management by Managing Member. The management and control of the business and affairs of the Company shall be vested exclusively in the Managing Member, which shall do all things as it determines to be necessary or desirable in order to conduct the business of the Company, subject only to the terms of this Agreement. Except as otherwise expressly provided in this Agreement, the Members shall not participate in the control of the Company and shall have no right, power or authority to act for or on behalf of, or otherwise bind, the Company. Except as expressly provided in this Agreement or required by any non-waiveable provisions of the Act, the Members shall have no right to vote on or consent to any other matter, act, decision or document involving the Company or its business.

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5.2  Powers of Managing Member. The Managing Member shall have the power and authority to take all such actions as it deems proper, convenient or advisable to carry on the business and purposes of the Company and to exercise any and all of the powers of the Company set forth or implied herein, and will have the authority to bind the Company. Without limiting the foregoing, the Managing Member shall have the power and authority to cause the Company to:

(a) Issue or grant any membership interests or economic interests;

(b) Make any investments or acquisitions, including, without limitation, investments in Pictures;

(c) Hedge through the purchase or sale of a commodity, security or other financial instrument for the purpose of offsetting the profit or loss of another security or investment;

(d) Sell, dispose, transfer or encumber any investment and/or any assets, in whole or in part;

(e) Engage in any debt or equity financing, refinancing, recapitalization or other capital raising transaction;

(f) Retain, remove or replace any third-party law firm, auditor or accountant or other service provider;

(g)  Commence or settle any litigation;

(h) Change its name or principal place of business;

(i) Form, capitalize or dissolve any acquisition vehicle or subsidiary;

(j) Establish reserves;

(k) Make distributions in accordance with this Agreement;

(l) Appoint, remove or replace any officer;

(m) Amend the terms of this Agreement in the circumstances provided in this Agreement;

(n) Commence a voluntary bankruptcy or dissolution; and

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(o) Enter into any contract, transaction or arrangement in furtherance the foregoing.

5.3  Performance of Duties; Reliance on Others. The Members agree that the Managing Member shall not have any fiduciary duties to any of the other Members, all of which are hereby waived. The Managing Member shall not be obligated to devote all of its time or business efforts to the affairs of the Company, but shall devote such time, effort, and skill as the Managing Member deems appropriate for the operation of the Company. In discharging its duties, the Managing Member shall be fully protected in relying in good faith upon such information, opinions, reports or statements by any of the officers or employees of the Company, whom the Managing Member reasonably believes are reliable and competent in the matters prepared or presented, or by any other Person, as to matters the Managing Member reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

5.4  Officers. The Managing Member may designate agents or employees of the Company as officers. The officers of the Company may consist of a President, a Secretary, a Treasurer and/or such other officers the Managing Member deem necessary or advisable. Each officer will have such powers and perform such duties as the Managing Member may from time to time prescribe. Third parties dealing with the Company may rely conclusively upon any certificate of an officer of the Company to the effect that it is acting on behalf of the Company. The signature of any such officer shall be sufficient to bind the Company and to evidence such authority on its behalf in every manner to any agreement or on any document, including, but not limited to, documents entered into by the Company. Each officer will hold office until such officer resigns, is removed by the Managing Member, dies or suffers a permanent disability as determined by the Managing Member.

5.5  Authority. Third parties dealing with the Company may rely conclusively upon any certificate of an officer of the Company to the effect that it is acting on behalf of the Company. The signature of any such officer shall be sufficient to bind the Company and to evidence such authority on its behalf in every manner to any agreement or on any document, including, but not limited to, documents entered into by the Company on behalf of any investment vehicle.

5.6  Removal of Managing Member. The Managing Member may not be removed or replaced by the Members. The Managing Member shall retain such position until it resigns in writing and designates a successor.

5.7  Reimbursement of Expenses. The Company shall reimburse the Managing Member for all costs and expenses reasonably paid or incurred by it in connection with its service to the Company.

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5.8   Company Indemnification of Managing Member and Officers.

(a) The Members expressly acknowledge that the Managing Member has been, and the officers may be, given very substantial responsibilities and discretion pursuant to this Agreement. In order to assure the Managing Member and officers (each, a "Company Person") that they may, without hesitation or reservation, carry out their responsibilities and exercise their discretion hereunder, the Members agree that the provisions of this Section 5.8 shall apply and that no other liabilities shall be imposed on the Company Persons, except to the extent such other liabilities are specifically provided for elsewhere in this Agreement. A Company Person shall be entitled to indemnification from the Company for any loss, damage, expense or claim incurred by such Person by reason of any act or omission performed or omitted by such Person in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Person by this Agreement, except that no such Person shall be entitled to be indemnified in respect of any loss, damage, or claim incurred by such Person by reason of fraud or intentional misconduct with respect to such acts or omissions; provided, however, that except as provided in Section 5.8(b), any indemnity under this Section 5.8(a) shall be provided out of and to the extent of Company assets only, no debt shall be incurred by the Members in order to provide a source of funds for any indemnity, and no Member shall have any personal liability (or any liability to make any additional Capital Contributions) on account thereof. Expenses (including reasonable legal fees) incurred by a Company Person in such Person's capacity as such in defending any claim, demand, action, suit, or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the Company of an undertaking by or on behalf of the Company Person to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in this Section 5.8(a).

(b) Notwithstanding any other provision of this Agreement, if an indemnity obligation or other liability arises under Section 5.8(a) and the amount of reserves, if any, specifically identified by the Managing Member with respect to such obligation or liability is less than the amount of such obligation or liability, the Managing Member may require each other Member to make a Capital Contribution to the Company or contribution to the applicable Company Persons, at any time or from time to time (whether before or after dissolution of the Company), of all or any portion of the amount of the distributions previously made by the Company to such Member plus, to the extent deemed necessary by the Managing Member, any additional amounts required to satisfy such obligation or liability in full. Upon any determination (at any time and from time to time) by the Managing Member that an indemnification liability will be or has been incurred for which a Capital Contribution will be required pursuant to this Section 5.8(b), the Managing Member will promptly provide written notification thereof to each other Member. Such notification shall include a reasonable description of such liability, the amount of the required contribution by each such Member and the date by which contribution or payment must be made. Prior to the contribution or payment deadline, each other Member will deliver to the Managing Member (or the Company Persons specified by the Managing Member) the amount of the required contribution or payment.

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5.9   Competing Activities. Except as provided by written agreement: (i) any Company Person may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those that might be the same as or similar to the Company's business and that might be in direct or indirect competition with the Company; (ii) neither the Company nor any Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom; (iii) no Company Person shall be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company; and (iv) any Company Person shall have the right to hold any investment opportunity or prospective economic advantage for such Company Person's own account or to recommend such opportunity to Persons other than the Company. Each Member acknowledges that the other Company Persons and their Affiliates might own, manage or otherwise be associated with other businesses, including businesses that may compete with the Company. Except as provided by written agreement, each Member hereby waives any and all rights and claims that he may otherwise have against the other Company Persons or their Affiliates as a result of any such permitted activities.

5.10    Certain Investments.

(a) From time to time, Seven Arts may propose that the Company invest in the production of one or more motion pictures (each, a "Picture"). Any such proposal shall be made by submission to the Managing Member of all material information relating to such Picture, including, without limitation, the title, genre, script, names of underlying intellectual properties and "above-the-line" elements of the Picture such as cast members, producers, writers and directors; a complete detailed production budget for the Picture; any estimates, projections or other financial data; detailed terms of the proposed investment, including the amount proposed to be invested by the Company; copies of all financing, distribution and other agreements associated with production and distribution of the Picture; a description of any interest in which Seven Arts or its Affiliates, or any of their respective directors, officers, employees or family members has a direct or indirect financial or other interest (including a commission, packaging fee, fixed or contingent legal fee or distribution royalty); and any other information requested or deemed relevant by the Managing Member (collectively, the "Submission Package"). Seven Arts shall answer all questions asked by the Managing Member regarding the Picture and such information shall also be deemed part of the Submission Package.

(b) After the Managing Member deems a Submission Package to be complete, the Managing Member shall notify Seven Arts in writing whether the Company elects to invest in the relevant Picture on the terms set forth in the Submission Package. Any determination whether to invest in the Picture shall be made by the Managing Member in its sole and exclusive discretion, and neither the Managing Member nor the Company shall have any obligation or liability for any failure to invest or otherwise, except as set forth in Sections 5.10(c) and (d).

(c) If the Managing Member unreasonably refuses to approve an investment by the Company in a Specified Picture on the terms set forth in the Submission Package or unreasonably denies Seven Arts the right to distribute such Specified Picture on the terms set forth in the Submission Package, and such Specified Picture is subsequently financed by a third party on the terms set forth in the Submission Package, then no later than ten (10) business days following the closing of the financing of such Specified Picture, the Company shall pay to Seven Arts an amount equal to seven and one half percent (7.5%) of the lesser of (i) the maximum investment amount provided for such Specified Picture on Exhibit B attached hereto and (ii) the amount requested to be invested by the Company as stated in the Submission Package; provided, however, that the Company shall have no obligation to pay such amount to Seven Arts if there has been any change, in any material respect, to any element, term or other information relating to the Specified Picture from that set forth in the Submission Package. For purposes of this Section 5.10(c) only, it shall be deemed "unreasonable" for the Managing Member to refuse to approve an investment by the Company in the Specified Pictures entitled "Pool Boys" and "Nine Miles Down" of up to the maximum investment amount provided for such Specified Picture on Exhibit B attached hereto and otherwise on the terms set forth in the applicable Submission Package provided to the Managing Member prior to the date of this Agreement.

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(d) If (i) the Managing Member, in its sole discretion, elects to cause the Company to invest in any Picture (other than a Specified Picture) on the terms set forth in the relevant Submission Package, (ii) in connection with such investment, the Company obtains the unilateral right to direct the grant of domestic and/or foreign distribution rights for such Picture and (iii) the Managing Member unreasonably denies Seven Arts the right to distribute or co-distribute such Picture on the terms set forth in the Submission Package in the regions for which the Company has obtained distribution rights, then no later than ten (10) business days following the closing of the financing of such Picture, the Company shall pay to Seven Arts an amount equal to five percent (5%) of the amount actually invested by the Company in such Picture.

(e) For the avoidance of doubt, this Section 5.10 provides for certain procedures in connection with proposed investments by the Company in Pictures, but shall not limit or restrict in any manner any other investments the Company may make from time to time in the sole discretion of the Managing Member.

ARTICLE VI DISTRIBUTIONS

6.1 No Right to Withdraw Capital. No Member shall be entitled to withdraw any part of such Member's Capital Account or Capital Contribution or to receive any distributions from the Company, whether in respect of the fair value of its Units or otherwise, except as expressly provided in this Agreement or approved by the Managing Member in its sole discretion. Each Member expressly waives any right to seek partition of the Company.

6.2 Distributions. Subject to applicable law and any limitations contained in this Agreement, the Managing Member may from time to time cause the Company to make distributions, in cash or property, to the Members in proportion to their respective Percentage Interests.

6.3 Tax Withholding. To the extent the Company is required to withhold or to make tax payments on behalf of or with respect to any Member ("Tax Advances"), the Company may withhold the amounts and make the tax payments as so required. All Tax Advances made on behalf of a Member shall be deemed to be distributed to the Member on the date withheld. The Member shall promptly pay to the Company an amount equal to the positive difference between (x) the amount to be distributed to the Member and (y) if greater, the amount required to be withheld in respect thereof. The amount paid by the Member shall be deemed credited to the Member's Capital Account but shall not be deemed to be a Capital Contribution. Each Member hereby agrees to indemnify the Company and the Members and hold each of them harmless from any liability with respect to Tax Advances required to be made on behalf of such Member or with respect to such Member, which indemnification obligation shall survive the termination of the Company.

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6.4 Distributees; Liability for Distributions. All distributions made pursuant to this Article VI shall be made only to the Persons who, according to the books and records of the Company, hold the Membership Interests in respect of which such distributions are made on the actual date of distribution. Neither the Company, the Managing Member nor any officer shall incur any liability for making distributions in accordance with this Article VI.

6.5 Return of Distributions. Except for distributions made in violation of the Act or this Agreement, or as otherwise required by law, no Member shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company.

6.6 Limitation on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of such Member's interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

ARTICLE VII ALLOCATION OF NET PROFITS AND NET LOSSES

7.1 Allocations of Net Profits and Net Losses. After giving effect to the special allocations set forth in Sections 7.3 and 7.4 herein, Net Profits and Net Losses for any Fiscal Year shall be allocated to the Members in accordance with their Percentage Interests.

7.2 Substantial Economic Effect. The allocations contained in Section 7.1 are intended to comply with the requirements contained in Regulations Section 1.704-1(b) for partnership allocations to have substantial economic effect, and Section 7.1 shall be interpreted consistently with such requirements. Notwithstanding the allocation provisions contained in Section 7.1, the Managing Member shall have the authority to modify any of the allocations contained in Section 7.1 to the extent necessary for such allocations to be treated as having substantial economic effect under Regulations Section 1.704-1(b).

7.3 Special Allocations.

(a) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt or other liability to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i) and Regulations Section 1.704-1(b).

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(b) Nonrecourse Deductions Referable to Liabilities Owed to Non-Members. Any Nonrecourse Deductions for any Fiscal Year and any other deductions or losses for any Fiscal Year referable to a liability owed by the Company to a Person other than a Member to the extent that no Member bears the economic risk of loss shall be specially allocated to the Members in accordance with their Percentage Interests.

(c) Member Minimum Gain Chargeback. Except as otherwise provided in Regulation Section 1.704-2(i)(4), notwithstanding any other provision of this Article VII, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt (which share shall be determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to that portion of such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4) and 1.704-2(j)(2). This Section 7.3(c) is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(d) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Article VII, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2). This Section 7.3(d) is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(e) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) or any other event creates an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 7.3(e) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VII have been tentatively made as if this Section 7.3(e) were not in the Agreement.

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7.4  Curative Allocations. The allocations set forth in Section 7.3 hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 7.4. Therefore, notwithstanding any other provision of this Article VII (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, a Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 7.1. In exercising its discretion under this Section 7.4, the Managing Member shall take into account any future Regulatory Allocations under Sections 7.3(c) and 7.3(d) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 7.3(a) and 7.3(b).

7.5  Code Section 704(c) Allocations. The allocations specified in this Agreement shall govern the allocation of items to the Members for Code Section 704(b) book purposes, and the allocation of items to the Members for tax purposes shall be in accordance with such book allocations, except that solely for tax purposes and notwithstanding any other provision of this Article VII: (i) Code Section 704(c) shall apply to the allocation of items of income, gain, deduction, and loss related to contributed property having an adjusted federal income tax basis at the time of contribution that differs from its fair market value; and (ii) Regulations Section 1.704-1(b)(2)(iv)(f)(4) shall apply to the items of income, gain, deduction, and loss related to property the book value of which is, in the sole discretion of the Managing Member, adjusted pursuant to Regulations Section 1.704-1(b)(2)(iv)(f).

7.6 Allocations in Respect of a Transferred Membership Interest. If any Membership Interest is transferred during any Fiscal Year of the Company, each item of income, gain, loss, deduction, or credit of the Company for such Fiscal Year shall be allocated among the Members, as determined by the Managing Member in accordance with any method permitted by Code Section 706(d) and the Regulations promulgated thereunder in order to take into account the Members' varying interests in the Company during such Fiscal Year.

7.7 Obligations of Members to Report Consistently. The Members are aware of the income tax consequences of the allocations made by this Article VII and hereby agree to be bound by the provisions of this Article VII in reporting their shares of Company income and loss for income tax purposes.

ARTICLE VIII
TRANSFER OF UNITS

8.1     Conditions to Transfer. No Member shall be entitled to Transfer all or any part of its Units unless all of the following conditions have been met (any or all of which may be waived by the Managing Member in its sole discretion): (a) the Company shall have received written notice of the proposed Transfer, setting forth the circumstances and details thereof; (b) the Transfer shall have been approved by the Managing Member, which consent may be given or withheld, conditioned or delayed for any reason or for no reason; (c) the Company shall (at its option) have received an attorney's written opinion, in form and substance reasonably satisfactory to the Company, specifying the nature and circumstances of the proposed Transfer, and based on such facts stating that the proposed Transfer will not be in violation of any of the registration provisions of the Securities Act or any applicable state securities laws; (d) the Company shall have received from the transferee a written consent to be bound by all of the terms and conditions of this Agreement, in form and substance satisfactory to the Managing Member; (e) in the judgment of the Managing Member, the Transfer will not result in the loss of any license or regulatory approval or exemption that has been obtained by the Company, or result in a default under or breach or termination of any contract to which the Company is a party; (f) the Company is reimbursed upon request for its reasonable expenses in connection with the Transfer; and (g) the Transfer complies with all other applicable requirements of this Agreement.

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8.2 Invalid Transfers. Transfers in violation of Section 8.1 or in violation of any other provision of this Agreement shall be null and void ab initio and of no effect whatsoever.

8.3 Effective Date of Permitted Transfers. Any Transfer in accordance Section 8.1 (a "Permitted Transfer") of all or any portion of a Member's Units shall be effective no earlier than the date following the date upon which the requirements of this Agreement have been met.

8.4 Effect of Permitted Transfers. After the effective date of any Permitted Transfer of all or a portion of a Member's Units in accordance with this Agreement, the Units so transferred shall continue to be subject to the terms, provisions, and conditions of this Agreement and any further Transfers shall be required to comply with all of the terms, provisions, and conditions of this Agreement. Any transferee of Units in a Permitted Transfer shall take such Units subject to the restrictions on Transfer imposed by this Agreement.

ARTICLE IX
BOOKS OF ACCOUNT; TAX MATTERS

9.1 Books and Records. The Managing Member shall cause the books and records of the Company to be kept, and the financial position and the results of its operations to be recorded, in accordance with the accounting methods followed for federal income tax purposes. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business.

9.2 Delivery to Members and Inspection.

(a)     Subject to such reasonable standards as may be established by the Managing Member in accordance with Section 18-305 of the Act, upon the request of any Member for purposes reasonably related to its interest as a Member, the Managing Member shall make available to the requesting Member information required to be maintained by Section 9.1.

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(b)     Any request, inspection, or copying of information by a Member under this Section 9.2 may be made by a Member or such Member's agent or attorney and shall be at such Member's expense.

9.3 Confidentiality. The Company may, to the fullest extent permitted by law, keep confidential from any Member any information which the Managing Member believes to be in the nature of trade secrets or other information the disclosure of which is not in the best interests of the Company or could damage the Company, any fund or other business venture managed by the Company or their respective businesses or which the Company or any Affiliate of the Company is required by law or by agreement with a third party to keep confidential. Each Member, by becoming a Member, agrees to maintain the confidentiality of all non-public information he, she or it obtains as a Member and to use such information exclusively for the purpose of performing any duties such Member has to the Company or any Affiliate of the Company, managing such Member's interest in the Company or exercising any rights under this Agreement.

9.4 Tax Returns. The Managing Member shall cause to be prepared at least annually information necessary for the preparation of the Members' federal and state income tax and information returns. The Managing Member shall send or cause to be sent to each Member within one hundred eighty (180) days after the end of each taxable year, or as soon as practicable thereafter, such information as is necessary to complete such Member's federal and state income tax or information returns, and a copy of the Company's federal, state, and local income tax or information returns for that year. The Managing Member shall cause the income tax and information returns for the Company to be timely filed with the appropriate authorities.

9.5 Other Filings. The Managing Member also shall cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Certificate and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations.

9.6 Bank Accounts. The Managing Member shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

9.7 Accounting Decisions and Reliance on Others. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Managing Member. The Managing Member may rely upon the advice of the Company's accountants as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes.

9.8 Tax Matters Member; Tax Audits; Income Tax Elections.

(a)     The Managing Member shall be the "tax matters partner" of the Company, as defined in Section 6231(a)(7) of the Code, and as such shall act in accordance with the applicable provisions of the Code and the Regulations. All costs incurred in connection with the foregoing activities, including legal and accounting costs, shall be Company expenses. Neither the Managing Member nor the Company shall be obligated to defend any Member against any claim asserted by the Internal Revenue Service or any state, local or foreign tax authority of additional tax liability arising out of the ownership of an interest (including a "profits interest" within the meaning of the Code, Regulations and any published guidance by the Internal Revenue Service with respect thereto) in the Company, to pay any legal or accounting costs of an audit of a Member's tax return, even if an audit is occasioned by an audit of the Company's tax return, or to reimburse any Member for any additional tax liability (including interest and penalties) resulting from an audit.

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(b) The Managing Member, in its sole discretion, may cause the Company to make the election under Section 754 of the Code and any other income tax election that may be made only by the Company and not by individual Members. The Managing Member may also cause the Company to make the safe harbor election provided for by the Proposed Revenue Procedure included in Notice 2005-43, or any similar election provided in a final revenue procedure relating to the compensatory transfer of Company interests (a "Safe Harbor Election") in the manner that the Managing Member determines will be most advantageous to the Members. The Company and each Member agree to comply with all requirements of the Proposed Revenue Procedure included in Notice 200543, or any similar final revenue procedure relating to the compensatory transfer of Company interests, if a Safe Harbor Election is made. The Members also hereby authorize the Managing Member to make any required changes to the maintenance of the Members' Capital Accounts and the allocations of items of income, gain, deduction and loss as may be required in any final regulations issued in connection with such Proposed Revenue Procedure.

(c) The Members intend that the Company be treated as a partnership for federal and state income tax purposes.

ARTICLE X
DISSOLUTION AND WINDING UP

10.1 Dissolution. The Company shall be dissolved, its assets shall be disposed of, and its affairs shall be wound up on the first to occur of the following:

(a)           The occurrence of any event of dissolution specified in the Certificate;

(b)           The entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act; or

(c)           The determination of the Managing Member.

10.2  Winding Up. Upon the occurrence of any event specified in Section 10.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors. The Managing Member shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the assets and liabilities of the Company, shall either cause its assets to be sold to any Person or distributed to the Members, and if sold, as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 10.5 herein. The Person(s) winding up the affairs of the Company shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company. All actions and decisions required to be taken or made by such Person(s) under this Agreement shall be taken or made only with the consent of all such Person(s).

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10.3 Distributions in Kind. Any non-cash asset distributed to one or more Members shall first be valued at its fair market value to determine the gain or loss that would have been included in the amounts allocated pursuant to Article VII if such asset were sold for such value. Such gain or loss shall then be allocated pursuant to Article VII, and the Members' Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to).

10.4 Determination of Fair Market Value. For purposes of Section 10.2 and 10.3, the fair market value of each asset of the Company shall be determined by the Managing Member in its sole discretion.

10.5 Order of Distributions Upon Liquidation. After determining that all known debts and liabilities of the Company in the process of winding up, including without limitation debts and liabilities to Members who are creditors of the Company, have been paid or adequately provided for, the remaining assets shall be distributed to the Members in accordance with their positive Capital Account balances, after taking into account income and loss allocations, as specified in Article VII, for the Company's taxable year during which liquidation occurs. Liquidating distributions shall be made by the end of the Company's taxable year in which the Company is liquidated, or, if later, within ninety (90) days after the date of such liquidation.

10.6 Limitations on Payments Made in Dissolution. Each Member shall be entitled to look solely to the assets of the Company for the return of such Member's positive Capital Account balance. Notwithstanding that the assets of the Company remaining after payment of or due provision for all debts, liabilities, and obligations of the Company may be insufficient to return the Capital Contributions or share of Net Profits reflected in such Member's positive Capital Account balance, a Member shall have no recourse against the Company or any other Member.

10.7 Certificate of Cancellation. Upon completion of the winding up of the affairs of the Company, the Managing Member, or other Person(s) winding up the affairs of the Company, shall cause to be filed in the office of, and on a form prescribed by, the Delaware Secretary of State, a certificate of cancellation.

10.8 No Action for Dissolution. Except as expressly permitted in this Agreement, a Member shall not take any voluntary action that directly causes a dissolution of the Company.

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ARTICLE XI
 GENERAL

11.1   Notices. All notices, requests, demands, consents or approvals permitted or required to be given under this Agreement shall be in writing and shall be deemed delivered: if delivered by hand, on the day received; if sent by reputable overnight courier, on the next business day; and if transmitted by facsimile, on the date transmitted (provided such facsimile is later confirmed), to the Company at its principal office or to a Member at the following address or an address specified for such Member on the Schedule of Members (in each case unless the parties are otherwise notified in writing of a substitute address).

If to BRG:

BRG Investments, LLC
c/o Fletcher Asset Management Inc.
48 Wall Street Address, 5th Floor
New York, NY 10005
Attn: Jon Farkas
Facsimile: (212) 284-4801

with a copy (which copy shall not constitute notice) to:

Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067
Attention: Greg Klein, Esq.
Facsimile: (310) 203-7199

If to Seven Arts:

Seven Arts Entertainment Inc.
1801           Century Park East
Suite 1830
Los Angeles, CA 90067
Attention:      Peter Hoffman
Telephone: (323) 372-3080
Facsimile:   (323) 372-3088
Email:  phoffman@7artspictures.com

with a copy to (which copy shall not constitute notice):

Baker & Hostetler LLP
600 Anton Boulevard, Suite 900
Costa Mesa, CA 92626-7221
Attention:      Randolf Katz, Esq.
Telephone: (714) 966-8807
Facsimile:    (714) 966-8802
Email: rwkatz@bakerlaw.com

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11.2 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and, subject to the provisions of Article VIII, their respective successors and assigns; provided, that BRG shall be entitled to assign its rights and responsibilities as Managing Member to any of its Affiliates.

11.3 Entire Agreement. This Agreement, and the Purchase Agreement constitute the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

11.4 Amendment. This Agreement may be amended, or the observance of any provision of this Agreement waived, only by Approval of the Members. Notwithstanding the foregoing, the Managing Member may amend this Agreement without Approval of the Members in accordance with the terms of this Agreement.

11.5 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and each of the parties hereto hereby submits to the exclusive jurisdiction of any state or federal court in the Southern District of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement. Each of the parties hereto also agrees not to bring any such suit, action or proceeding in any other court. Each of the parties hereto hereby waives any objection to any such suit, action or proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that such suit, action or proceeding has been brought in an inconvenient forum.

11.6 Remedies. Any and all remedies set forth in this Agreement: (i) shall be in addition to any and all other remedies the Members may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as each Member may elect. The exercise of any remedy by any Member shall not be deemed an election of remedies or preclude such Member from exercising any other remedies in the future. Without limiting the foregoing, in the event Seven Arts initiates any suit, action or proceeding arising out of or based upon this Agreement, the Managing Member, at its option and upon written notice to Seven Arts, may elect to terminate all obligations and liabilities of the Company, the Managing Member and their respective Affiliates to Seven Arts pursuant to any other agreements or arrangements by which they are bound (including, without limitation, any obligation or liability with respect to the financing of any approved Picture or the making of any other investment or consummation of any other transaction). The prevailing party in any suit, action or proceeding arising out of or based upon this Agreement shall be entitled to recover its reasonable attorneys' fees and costs (including experts' and witness fees and costs) from the unsuccessful party.

11.7 Construction. Each party represents and acknowledges that, in the negotiation and drafting of this Agreement and the other instruments and documents required or contemplated hereby, it has been represented by and relied upon the advice of counsel of its choice. Each party hereby affirms that its counsel has had a substantial role in the drafting and negotiation of this Agreement and such other instruments and documents. Therefore, each party agrees that no rule of construction to the effect that any ambiguities are to be resolved against the drafter shall be employed in the interpretation of this Agreement and such other instruments and documents.

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11.8 Interpretation. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender and neuter gender of such term; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. generally accepted accounting principles; (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require; (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions; (v) the words "herein", "hereof, "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; (vi) the term "include" or "including" shall mean without limitation; (vii) the table of contents to this Agreement and all section titles or captions contained in this Agreement or in any Schedule or Exhibit annexed hereto or referred to herein are for convenience only and shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement; (viii) any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statues and references to all attachments thereto and instruments incorporated therein; and (ix) references to a Person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

11.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

11.10 Further Assurances. Each party agrees to execute, acknowledge and deliver such further instruments or documents, and to do all such further acts and things, as may be required by law, or as may be necessary or advisable, to carry out the intent and purposes of this Agreement.

11.11 Counterparts. The parties may execute and deliver this Agreement as a single document or in any number of counterparts, manually, by facsimile or by other electronic means, including contemporaneous photocopy or electronic reproduction by each party's respective attorneys. Each counterpart shall be an original, but a single document or all counterparts together shall constitute one instrument that shall be the agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BRG INVESTMENTS, LLC

By:
Name:
Title :

By:
Name:
Title:

SEVEN ARTS ENTERTAINMENT INC.

By:
Name:
Title :

25

EXHIBIT A

SCHEDULE OF MEMBERS

As of [ __________ ____], 20[__]

Member	Capital Contribution	Capital Account	Number of Units	Percentage Interest
BRG Investments, LLC	$8,250,000	$8,250,000	82,500	82.5%
Seven Arts Entertainment, Inc.*	$1,750,000	$1,750,000	17,500	17.5%

* Seven Arts has succeeded to the Capital Contribution and Capital Account of BRG with respect to the 17,500 Units acquired by Seven Arts under the Purchase Agreement.

Exhibt A

EXHIBIT B

SPECIFIED PICTURES

Picture	Maximum Investment Amount
Violet & Daisy	$7,000,000
Pool Boys	$6,000,000
Winter Queen	$7,500,000
Neuromancer	$5,000,000
Nine Miles Down	$2,500,000

Exhibit B

ANNEX E
[FORM OF DELIVERY NOTICE]

[date]
BRG Investments, LLC
c/o Fletcher Asset Management Inc.
48 Wall Street Address, 5th Floor
New York, NY 10005
Attn: Jon Farkas

Ladies and Gentlemen:

Reference is made to the Agreement (the "'Agreement") dated as of December 31, 2010 by and among Seven Arts Entertainment, Inc. ("Company"), Seven Arts Pictures PLC ("SAP") and BRG Investments, LLC ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

Attached are copies of the front and back of the______________original stock certificates, each representing ________________ ( ________) shares of Series A Preferred Stock purchased by Fletcher on the date hereof, together with a copy of the overnight courier air bill which will be used to ship such stock certificates. Company is holding the executed original stock certificates and other documents required to be delivered in connection with the Closing Date under the Agreement. Upon Company's confirmation of the payment of the ________________________dollars ($ ____________) aggregate purchase price therefor, Company will send the original stock certificates by overnight courier to the following address:

Credit Suisse
11 Madison Avenue, 3rd Floor
New York, NY 10010
Attention:   Roxanne Chiang-Colas
                     Prime Services
Phone: 212 325-0101

and Company will send the other original documents by overnight courier to the following address:

BRG Investments, LLC
c/o Fletcher Asset Management Inc.
48 Wall Street Address, 5th Floor
New York, NY 10005
Attn: Jon Farkas

SEVEN ARTS ENTERTAINMENT INC.

By:
Name:
Title :

E-1

.
ANNEX F

[FORM OF REGISTRATION ADJUSTMENT NOTICE]

[date]

Seven Arts Entertainment Inc.
1801 Century Park East
Suite 1830
Los Angeles, CA 90067
Attention:  Peter Hoffman
Facsimile:  (323) 372-3088
Email: phoffman@7artspictures.com

Ladies and Gentlemen:

Reference is made to the Agreement (the "'Agreement") dated as of December 31, 2010 by and among Seven Arts Entertainment, Inc. ("Company"), Seven Arts Pictures PLC ("SAP") and BRG Investments, LLC ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

Fletcher hereby puts Company on notice of and confirms to Company that the Registration Adjustment Price is $___________and the Conversion Price and Redemption Price shall be adjusted as provided in Section 5(h)(ii) of the Agreement.

BRG INVESTMENTS, LLC

By:
Name:
Title :

F-1

ANNEX G

[FORM OF RESTATEMENT NOTICE]

[date]

BRG Investments, LLC
c/o Fletcher Asset Management Inc.
48 Wall Street Address, 5th Floor
New York, NY 10005
Attn: Jon Farkas

Ladies and Gentlemen:

Reference is made to the Agreement (the "'Agreement") dated as of December 31, 2010 by and among Seven Arts Entertainment, Inc. ("Company"), Seven Arts Pictures PLC ("SAP") and BRG Investments, LLC ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

This notice confirms that a Restatement occurred on__________ ____ ,______. The documents in which such Restatement was publicly disclosed are enclosed herewith.

SEVEN ARTS ENTERTAINMENT INC.

By:
Name:
Title :

G-1

ANNEX H

[FORM OF RESTATEMENT ADJUSTMENT NOTICE]

[date]

Seven Arts Entertainment Inc.
1801 Century Park East
Suite 1830
Los Angeles, CA 90067
Attention:  Peter Hoffman
Facsimile:    (323) 372-3088
Email: phoffman@7artspictures.com

Ladies and Gentlemen:

Reference is made to the Agreement (the "'Agreement") dated as of December 31, 2010 by and among Seven Arts Entertainment, Inc. ("Company"), Seven Arts Pictures PLC ("SAP") and BRG Investments, LLC ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

Fletcher hereby puts Company on notice of and confirms to Company the following:
(i) the Restatement Date is____________________ _____ ,______ ;

(ii) the Restatement Price is ___________________;

(iii) the Conversion Price and Redemption Price shall be adjusted as provided in Section 9(a) of the Agreement;

(iv) pursuant to Section 9(b)(ii) of the Agreement, Company is required to issue to Fletcher_________( _________) shares of Common Stock.

BRG INVESTMENTS, LLC

By:
Name:
Title :

H-1

ANNEX I
[FORM OF ELECTION NOTICE]

[date]

BRG Investments, LLC
c/o Fletcher Asset Management Inc.
48 Wall Street Address, 5th Floor
New York, NY 10005
Attn: Jon Farkas

Ladies and Gentlemen:

Reference is made to the Agreement (the "'Agreement") dated as of December 31, 2010 by and among Seven Arts Entertainment, Inc. ("Company"), Seven Arts Pictures PLC ("SAP") and BRG Investments, LLC ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

This Election Notice confirms that effective on _____________________ 2, Company elects to pay all dividends and all of Fletcher's requests for conversion or redemption in [Registered Common Stock/cash] until 30 Business Days following and excluding the date Company delivers a subsequent Election Notice that changes this election.

SEVEN ARTS ENTERTAINMENT INC.

By:
Name:

_________________
2 Insert the 30th Business Day following and excluding the date of delivery of this notice.

I-1

ANNEX J
[FORM OF CONVERSION NOTICE]

[date]

Seven Arts Entertainment Inc.
1801 Century Park East
Suite 1830
Los Angeles, CA 90067
Attention: Peter Hoffman
Facsimile: (323) 372-3088
Email: phoffman@7artspictures.com

Ladies and Gentlemen:

Reference is made to the Agreement (the "'Agreement") dated as of December 31, 2010 by and among Seven Arts Entertainment, Inc. ("Company"), Seven Arts Pictures PLC ("SAP") and BRG Investments, LLC ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

Fletcher hereby elects to convert __________________shares of Series A Preferred Stock into_____________shares of Common Stock at a Conversion Price (as defined in the Certificate of Rights and Preferences) of $__________________. Please deliver such shares of Common Stock to Fletcher in uncertificated form by book-entry transfer via the Depository Trust Company's Deposit and Withdrawal at Custodian (or DWAC) system using the following account information:

Broker:	Credit Suisse
DTC#:	0355

If DWAC is unavailable, please deliver original stock certificates representing such shares of Common Stock by overnight courier to the following address:

Credit Suisse
11 Madison Avenue, 3rd Floor
New York, NY 10010
Attention:   Roxanne Chiang-Colas
                     Prime Services
Phone: 212 325-0101

and deliver copies of the front and back of such original stock certificates, together with a copy of the overnight courier air bill which will be used to ship such stock certificates, to the following address:

BRG Investments, LLC
c/o Fletcher Asset Management Inc.
48 Wall Street Address, 5th Floor
New York, NY 10005
Attn: Jon Farkas

BRG INVESTMENTS, LLC

By:
Name:
Title :

J-1

ANNEX K

[FORM OF CONVERSION DELIVERY NOTICE]

[date]

BRG Investments, LLC
c/o Fletcher Asset Management Inc.
48 Wall Street Address, 5th Floor
New York, NY 10005
Attn: Jon Farkas

Ladies and Gentlemen:

Reference is made to the Agreement (the "'Agreement") dated as of December 31, 2010 by and among Seven Arts Entertainment, Inc. ("Company"), Seven Arts Pictures PLC ("SAP") and BRG Investments, LLC ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

This notice confirms that___________________shares of Series A Preferred Stock have been converted into______________shares of Common Stock as requested by Fletcher in the
Conversion Notice dated as of______________ ___ , ____. Such shares of Common Stock shall be delivered to Fletcher as instructed in such Conversion Notice.

[If Preferred Stock certificates tendered by Fletcher are not being fully converted, insert the following - Also attached are copies of the front and back of the original stock certificate representing_______________(_________) shares of Series A Preferred Stock, representing the unconverted portion of the tendered Series A Preferred Stock certificates, together with a copy of the overnight courier air bill which will be used to ship such stock certificate. We will send the original stock certificates by overnight courier to the following address:

Credit Suisse
11 Madison Avenue, 3rd Floor
New York, NY 10010
Attention:  Roxanne Chiang-Colas
                    Prime Services
Phone: 212 325-0101]

SEVEN ARTS ENTERTAINMENT INC.

By:
Name:
Title :

K-1

ANNEX L

[FORM OF REDEMPTION NOTICE]

[date]

Seven Arts Entertainment Inc.
1801 Century Park East
Suite 1830
Los Angeles, CA 90067
Attention: Peter Hoffman
Facsimile:  (323) 372-3088
Email: phoffman@7artspictures.com

Ladies and Gentlemen:

Reference is made to the Agreement (the "'Agreement") dated as of December 31, 2010 by and among Seven Arts Entertainment, Inc. ("Company"), Seven Arts Pictures PLC ("SAP") and BRG Investments, LLC ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

Fletcher hereby elects to redeem_________________shares of Series A Preferred Stock into:

[If cash is to be delivered, insert the following -- $_____________________via wire transfer of immediately available U.S. funds. Such funds should be delivered in accordance with the following wire instructions:

Bank:___________________________
ABA#: __________________________
Account Name:_______________________
Account #:___________________________
Ref: ______________________________

[If Common Stock is to be delivered, insert the following -- ____________________shares of Common Stock at a Redemption Price (as defined in the Certificate of Rights and Preferences) of $ _____________. Please deliver such shares of Common Stock to Fletcher in uncertificated form by book-entry transfer via the Depository Trust Company's Deposit and Withdrawal at Custodian (or DWAC) system using the following account information:

L-1

Broker:	Credit Suisse
DTC#:	0355

If DWAC is unavailable, please deliver original stock certificates representing such shares of Common Stock by overnight courier to the following address:

Credit Suisse
11 Madison Avenue, 3rd Floor
New York, NY 10010
Attention:   Roxanne Chiang-Colas
                     Prime Services
Phone: 212 325-0101

and deliver copies of the front and back of such original stock certificates, together with a copy of the overnight courier air bill which will be used to ship such stock certificates, to the following address:

BRG Investments, LLC
c/o Fletcher Asset Management Inc.
48 Wall Street Address, 5th Floor
New York, NY 10005
Attn: Jon Farkas]

BRG INVESTMENTS, LLC

By:
Name:
Title :

L-2

ANNEX M

[FORM OF REDEMPTION DELIVERY NOTICE]

[date]

BRG Investments, LLC
c/o Fletcher Asset Management Inc.
48 Wall Street Address, 5th Floor
New York, NY 10005
Attn: Jon Farkas

Ladies and Gentlemen:

Reference is made to the Agreement (the "'Agreement") dated as of December 31, 2010 by and among Seven Arts Entertainment, Inc. ("Company"), Seven Arts Pictures PLC ("SAP") and BRG Investments, LLC ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

This notice confirms that________________shares of Series A Preferred Stock have been redeemed into______________shares of Common Stock as requested by Fletcher in the Redemption Notice dated as of__________________ ____ , ______. Such shares of Common Stock shall be delivered to Fletcher as instructed in such Redemption Notice.

[If Preferred Stock certificates tendered by Fletcher are not being fully redeemed, insert the following - Also attached are copies of the front and back of the original stock certificate representing ________________________( _______________) shares of Series A Preferred Stock, representing the unredeemed portion of the tendered Series A Preferred Stock certificates, together with a copy of the overnight courier air bill which will be used to ship such stock certificate. We will send the original stock certificates by overnight courier to the following address:

Credit Suisse
11 Madison Avenue, 3rd Floor
New York, NY 10010
Attention: Roxanne Chiang-Colas
                   Prime Services
Phone: 212 325-0101]

SEVEN ARTS ENTERTAINMENT INC.

By:
Name:
Title :

M-1